UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Letter from our Chair To my fellow stockholders:	April 1, 2021

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Maxar Technologies Inc., to be held on May 12, 2021, at 2:00 p.m., Mountain Time. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to act upon at the Annual Meeting and details on how to attend the virtual meeting.

We are pleased to report that, despite challenges related to the COVID-19 global pandemic, 2020 was a very successful year for the Company. Maxar team members demonstrated exceptional resilience this year and continued to position the business for outsized growth.

Dan and the Management Team excelled at addressing the priorities the Board provided them for 2020, including improving the Company’s capital structure. Closing the MDA transaction and extending some of our maturities this year represent significant strides in the journey to improve the Company’s capital structure and maturity schedule.

The acquisition of the 50% of Vricon that Maxar did not already own in the third quarter of 2020 was also a key step to unlocking future growth. Vricon’s technology strongly aligns to Maxar’s portfolio and key drivers of the Company’s Earth Intelligence growth strategy.

In the Space Infrastructure segment, the Company continued reengineering efforts and delivered key wins. The team also continued to provide exceptional support to civil customers on PPE, Psyche, OSAM-1 and other programs. As the Company continues to diversify and grow its U.S. Government customer base, Maxar’s track record of value and reliability positions it well to compete.

Thank you for your investment and continued confidence in Maxar as we continue to grow the Company and its business to create value for you, our stockholders.  I encourage you to review this proxy statement and promptly cast your vote in accordance with the board’s recommendations.

General Howell M. Estes III

Chair of the Board of Directors

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2021

Agenda	Location:

• Elect eleven director nominees named in the accompanying Proxy Statement, each for a one-year term expiring at our 2022 Annual Meeting of Stockholders;

• Approve, on a non-binding advisory basis, the executive compensation of our named executive officers;

• Approve an Amendment to our 2019 Incentive Award Plan;

• Approve the Amendment and Restatement of our Amended and Restated Certificate of Incorporation;

• Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

• Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Via webcast at https://virtualshareholdermeeting.com/MAXR2021
Date and Time:
May 12, 2021, 2:00 p.m. Mountain Time
Record Date:
You can vote if you were a stockholder as of the close of business on March 15, 2021

We are providing this Proxy Statement to you in connection with the solicitation of proxies to be used at the 2021 Annual Meeting of Stockholders of Maxar Technologies Inc. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures.

Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast. You will be able to attend the Annual Meeting by visiting https://virtualshareholdermeeting.com/MAXR2021.

If you own shares as a “Registered Holder,” rather than through a broker, you will need the 16-digit control/identification number and meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card to participate in the Annual Meeting. If you own shares as a “Beneficial Owner” through a broker or agent, you must contact the broker or agent that holds your shares to obtain an access code for the webcast. You will need your access code and the meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card to participate in the Annual Meeting.

On or about April 1, 2021, we will send our stockholders entitled to notice of, and to vote at, the Annual Meeting either a (1) Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2020 Annual Report and how to vote shares at the Annual Meeting, or (2) a complete copy of the proxy materials by mail for those stockholders who requested hard copy delivery (or by email for those stockholders who requested electronic delivery).

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible by following the instructions in the proxy materials you received in order to ensure your shares are represented at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

James C. Lee Senior Vice President, General Counsel and Corporate Secretary

Maxar Technologies Inc. 1300 West 120th Avenue Westminster, Colorado 80234

April 1, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 12, 2021: The 2021 Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

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PROXY SUMMARY

2020 Business Highlights

Key financial results: We generated $1.7 billion in revenue, $303 million in net income and $422 million in Adjusted EBITDA in 2020 while making solid progress in positioning Maxar for sustained top and bottom-line growth, including efforts to reduce debt and deploy capital in a disciplined fashion, re-engineer and diversify the Space Infrastructure segment and position the Earth Intelligence segment for long-term growth.

Debt reduction and disciplined capital deployment: We closed the divestiture of MDA in the first half of 2020 and used proceeds to reduce indebtedness. We also closed the acquisition of the 50% of Vricon we did not already own during the second half of the year. We financed the Vricon acquisition by issuing new secured notes due 2027. The combination of these events better aligns future debt maturities with the positive cash flow streams we expect after the launch of our WorldView Legion constellation and the growth we expect from Vricon’s 3D capabilities.

Re-engineering Space Infrastructure business: We continued our reengineering efforts and reorganized to align authority and accountability across the leadership team. As part of this effort, we developed a new business capture process under our global field operations organization that leverages robust mission architecture support provided by our technology teams. We also placed new talent in leadership roles, in particular software development, mission architecture, and business development, through a combination of new hires and internal moves from Earth Intelligence. Additionally, we continued to develop financial systems and processes to support CAS / FAR compliance, a key enabler in our pursuit of further diversifying the business into civil, military and intelligence programs with the U.S. government. Importantly, we booked over $961 million in new awards during the year, including six geosynchronous communications satellite awards, and posted more than 40% year-over-year growth in the final quarter of the year given recent awards.

Positioning Imagery and Services for long-term growth: Our operational teams ended the year successfully, meeting or exceeding the performance requirements of our service level agreement for the EnhancedView Follow On contract for a 22nd consecutive month. Over the course of the EnhancedView contract we’ve met the demanding customer requirements an impressive 119 out of 124 months. This speaks volumes about our reliability, quality, and our resilience. As work continues on our proposal for the next EnhancedView contract, our past ongoing performance is a compelling demonstration of our track record and the consistent value we deliver. Importantly, we also saw continued growth and usage of our platforms across our customer sets: G-EGD now has more than 400,000 total users; NOME has grown to over 3,500 users; and SecureWatch has surpassed 200 customers. These statistics demonstrate the growing value add that our data and insights bring to our government and commercial customers around the globe. Finally, we had key wins and deepened our relationships with the most discriminating and innovative customers in the world, including the National Reconnaissance Office, National Geospatial-Intelligence Agency, U.S. Army, U.S. Air Force, Department of Homeland Security, Esri, HERE, Garmin, and key U.S. allies.

*Adjusted EBITDA is a non-GAAP financial measure; see the section entitled “Supplemental Information about Non-GAAP Financial Measures” on page 71 for reconciliation of non-GAAP measures and reasons we use them.

Our Board of Directors

Our Board of Directors is comprised of highly skilled and experienced members from diverse commercial and government backgrounds, who collectively provide the depth, expertise and leadership to assist management and represent the interests of our stockholders. Our Board of Directors’ top priority is to appoint a successful Chief Executive Officer (“CEO”) for the Company and to oversee the development and execution of the Company’s strategy. In realizing our purpose, our Board of Directors and our Company maintain the highest standards of ethical conduct and sound corporate governance, which are described in more detail below in the Corporate Governance section of this Proxy Statement, beginning on page 28.

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					Committees
Director Nominee	Age	Principal Occupation	Director Since	Independent	AF	CC	NCG	R	Number of other U.S. Public Company Boards
Howell M. Estes III (Chair of the Board)	79	President, Howell Estes & Associates, Inc.	2017	√					0
Nick S. Cyprus	67	Corporate Director	2017	√	C*			√	1
Roxanne J. Decyk	68	Corporate Director	2019	√		√	C*		0
Joanne O. Isham	65	President, Isham Associates LLC	2016	√		√		√	0
Daniel L. Jablonsky	51	President and Chief Executive Officer	2019						0
C. Robert Kehler	68	Corporate Director	2016	√		√		C*	1
Gilman Louie	60	Managing Director, Alsop Louie Partners	2020	√	√			√	1
L. Roger Mason, Jr.	55	President, Peraton, Space, Intelligence & Cyber Sector	2017	√	√		√		0
Heather A. Wilson	60	President, The University of Texas, El Paso	2021	√		√		√	0
Eric J. Zahler	70	Corporate Director	2014	√		C*	√		1
Eddy Zervigon	52	Chief Executive Officer, Quantum Xchange, Inc.	2019	√	√		√		1

AF - Audit and Finance Committee

CC – Compensation Committee

NCG – Nominating and Corporate Governance Committee

R – Risk Committee

C* –Committee Chair

CORPORATE GOVERNANCE HIGHLIGHTS
	√	Ninety-one percent of our Board of Directors are independent. Only the CEO is not independent.
Independence	√	Our Board of Directors committees are comprised entirely of independent members.
	√	The independent directors regularly meet in executive session, without members of management, at which the Chair presides.

Oversight of Risk Management	√

The Board of Directors actively monitors our risk profile, including through review of quarterly reports by the Risk Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.

	√	The Risk Committee is charged with oversight of enterprise risks, including security and cyber risks, and oversight of the Company’s development and execution of its risk management program.
	√	The Audit and Finance Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements.
	√	The Compensation Committee is charged with assessing the potential risks arising from our compensation policies and practices.

Stock Ownership Guidelines	√	The CEO must hold shares of the Company’s common stock valued at 5x base salary within five years of hire.
	√	Our Executive Vice Presidents must hold shares of the Company’s common stock valued at 3x base salary within five years of hire.
	√	Our other Eligible Executives at the Senior Vice President level must hold shares of the Company’s common stock valued at 2x base salary within five years of hire.
	√	Non-Employee Directors must hold shares of the Company’s common stock valued at 5x annual cash retainer within five years of joining the Board of Directors.

Board Practices	√

The Board of Directors is responsible for the development, planning, and implementation of succession plans for our CEO, and oversees and provides input to the CEO on succession planning for our other executive officers.

	√	The Board of Directors oversees development and execution of the Company’s strategy.
	√	The Board of Directors and each committee annually conduct self-assessments.
	√	The Board of Directors is assessed by an independent third party every three years.
	√	The Board of Directors annually reviews and approves the charters of each committee, the Corporate Governance Guidelines and the Code of Ethics and Business Conduct.

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Meeting Agenda and Board Voting Recommendations

The following table summarizes the proposals to be considered at our Annual Meeting and the Board of Directors’ voting recommendation with respect to each proposal:

Proposal	Page	Board’s Voting Recommendation
Proposal 1 - Election of eleven director nominees to serve for a one-year term expiring at our 2022 Annual Meeting of Stockholders.	4	FOR
Proposal 2 - Approval, on a non-binding advisory basis, of the executive compensation of our named executive officers.	19	FOR
Proposal 3 – Approval of an Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan to increase the number of shares that are available for issuance of awards under such plan.	21	FOR
Proposal 4 – Approval of the Amendment and Restatement of the Maxar Technologies Inc. Amended and Restated Certificate of Incorporation.	27	FOR
Proposal 5 - Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	28	FOR

You Can Vote in the Following Ways:

By Internet	By Telephone	By Mail	Live Webcast
Visit www.proxyvote.com	Call 1-800-690-6903	Mark, date & sign your proxy card or voting instruction form and return it in the postage-paid envelope provided.	Attend the meeting online at https://virtualshareholdermeeting.com/MAXR2021

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THE PROPOSALS

Proposal 1 - Election of Directors

At this year’s Annual Meeting, we will be presenting eleven director nominees for election, each to serve a term of one year expiring at our 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. The nominees are Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, Daniel L. Jablonsky, C. Robert Kehler, Gilman Louie, L. Roger Mason, Jr., Heather A. Wilson, Eric J. Zahler, and Eddy Zervigon.

Each of the nominees standing for election is presently a member of the Board of Directors elected by the stockholders with the exception of Mr. Louie, who was appointed to the Board of Directors on July 1, 2020 and Dr. Heather A. Wilson, who was appointed to the Board of Directors on January 19, 2021. Each of the nominees standing for election is considered independent, with the exception of Mr. Jablonsky.

The Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

As of March 15, 2021, the authorized number of Board of Directors consists of eleven directors and the Board of Directors currently consists of eleven members. If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the persons named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

Our Board Members

The following biographical information about each nominee to our Board of Directors summarizes the specific experiences, skills and qualifications that led to the conclusion that each of our director nominees should serve on the Board of Directors. Our Nominating and Corporate Governance Committee, composed entirely of independent directors, is responsible for making recommendations to the Board of Directors regarding candidates for directorships. The Nominating and Corporate Governance Committee evaluates and reviews with the Board of Directors, no less than annually, the appropriate qualifications, expertise and characteristics required of our Non-Employee Directors to ensure that the Board of Directors, as a whole, contains the diverse mix of expertise, experience, skills and backgrounds necessary to oversee the development and implementation of the Company’s long-term strategy and to represent the interests of our stockholders.

The Nominating and Corporate Governance Committee promotes Maxar’s Board Diversity Policy and considers diversity in the context of our Board of Directors as a whole to ensure that a broad range of perspectives are represented on our Board of Directors. For the purpose of Board of Directors composition, diversity includes, but is not limited to, business, government and professional experience, geography, age, ethnicity, race and gender. Currently, 45% of the members of our Board of Directors are diverse by gender or race. The average age of the nominees standing for election is 63.2 and the average tenure of the nominees standing for election is 3.3 years.

Listed below are some of the skills, characteristics and experiences we look for in the members of our Board of Directors:

Senior Leadership Experience – The Board of Directors looks for individuals with experience serving in a senior executive position, including as chief executive officer. The Board of Directors believes that extensive senior executive-level experience provides a practical understanding of how organizations operate, and enables leadership in core management areas, including operations, human resources, financial planning, compliance, marketing and communications. The Board of Directors believes individuals with this experience are valuable to the Company’s ability to execute on its strategic vision.

Global Business Experience – The Board of Directors looks for individuals with international business experience, who are highly respected in business and financial communities and have extensive experience working with and for international companies and dealing with global issues.

Human Resources Experience – The Board of Directors also looks for individuals with extensive knowledge and experience in the field of human resources, executive compensation and global rewards. The Board of Directors believes that individuals with this experience provide the Board of Directors and management with a diverse understanding of the international issues facing the Company and create value for stockholders by better serving our international customers and employees.

Accounting/Financial Expertise – The Board of Directors looks for individuals with extensive financial-reporting and internal-controls experience, including experience serving as the chief financial officer or chief accounting officer of a large corporation. The Board of Directors believes that the financial and accounting skills and experience these individuals bring, particularly with regard to Audit and Finance Committee functions and risk management and financial oversight responsibilities, are valuable resources to the Board of Directors.

Government/Department of Defense/Intelligence/Industry Experience – The Board of Directors looks for individuals with extensive knowledge of the defense and intelligence community, operations and systems integration as well as expertise in the geospatial intelligence and the satellite and space industry. The Board of Directors also seeks individuals with national security clearances necessary to allow briefing on the Company’s classified business. The Board of Directors believes that specialized experience with the U.S. government, and in particular the Department of Defense, Satellite and Space industry and the Intelligence Community, are valuable to the Board of Directors and to the Company in serving our customers’ needs and helping them fulfill their mission requirements.

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Corporate Strategy and Financial Markets Expertise – The Board of Directors seeks skilled individuals, notably from the investment banking and private equity world, with a deep understanding of capital markets and mergers and acquisitions (“M&A”). The Board of Directors believes that individuals with these backgrounds provide valuable perspectives for M&A initiatives, financing matters, and investor relations perspectives.

The nominees standing for election at the Annual Meeting demonstrate these attributes, key experiences, and qualifications which are valuable resources to the Board of Directors in carrying out our business strategy, the needs of the Company and our stockholders and our Purpose and Values. Below is a more detailed list of specific attributes the Board of Directors considers in assessing the qualifications and skills of our nominees.

	Senior Leadership Experience	Global Business Experience	Human Resources Experience	Accounting/ Financial Expertise	Govt/Intel/ DoD/Industry Experience	Corporate Strategy and Financial Markets Expertise
Estes	✓	✓	✓		✓	✓
Cyprus	✓	✓	✓	✓		✓
Decyk	✓	✓	✓			✓
Isham	✓	✓	✓		✓	✓
Jablonsky	✓	✓	✓		✓	✓
Kehler	✓	✓	✓		✓	✓
Louie	✓	✓	✓		✓	✓
Mason	✓	✓	✓		✓	✓
Wilson	✓		✓		✓	✓
Zahler	✓	✓	✓		✓	✓
Zervigon	✓	✓	✓	✓	✓	✓

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Information Regarding Nominees Standing for Election to the Board of Directors at the Annual Meeting (as of March 15, 2021)

● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

General Howell M. Estes III (79)

Chair I Independent I Director since 2017 I Chair since 2019

General Estes has been the President of Howell Estes & Associates, Inc., a consulting firm, since 1998. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. General Estes previously served on the Board of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security through December 2020. He also previously served as a director of DigitalGlobe, Inc. In addition to a Bachelor of Science Degree from the U.S. Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government.

Experience, Skills and Qualifications

Extensive military and Department of Defense experience and general business experience, having retired as a four-star general from the U.S. Air Force.

Significant board experience, as well as key leadership and management experience gained from his military career.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public company directorships: None

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● Accounting/Financial Expertise ● Senior Leadership Experience

Nick S. Cyprus (67)

Independent I Director since 2017 I Audit and Finance Committee Chair I Risk Committee Member

Mr. Cyprus is a corporate director. Mr. Cyprus was previously Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer, from December 2006 to July 2013. Prior to joining General Motors Company, Mr. Cyprus served in various senior executive roles at Interpublic Group of Companies and AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Volt Information Sciences, Inc., and is the Chair of its Audit Committee as well as a member of its Nominating and Corporate Governance Committee and Compensation Committee. Mr. Cyprus also sits on the Board of Directors of Trusted Media Brands, Inc. (f/k/a Reader’s Digest Association, Inc.) and is the Chair of its Audit Committee. He previously served as a director of DigitalGlobe, Inc. Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University and is a licensed CPA in New Jersey.

Experience, Skills and Qualifications

Extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including General Motors Company and AT&T Corporation.

Extensive experience in execution of certain financial risk management and financial oversight responsibilities.

Significant director experience with publicly traded companies.

Certified Public Accountant.

Other public directorships: Volt Information Sciences, Inc.

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● Global Business Experience and Human Resources Experience ● Senior Leadership Experience

Roxanne J. Decyk (68)

Independent I Director since 2019 I Nominating and Corporate Governance Committee Chair I Compensation Committee Member

Ms. Decyk is a corporate director. She retired as Executive Vice President of Global Government Relations for Royal Dutch Shell plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from July 2005 to 2008, she served as Corporate Affairs Director. Prior to this, Ms. Decyk was Director International of Shell International B.V., Senior Vice President Corporate Affairs and Human Resources of Shell Oil Company, and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk was previously a director of DigitalGlobe, Inc., Weatherford International plc and Ensco PLC. Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign in English literature and a Juris Doctorate from Marquette University School of Law.

Experience, Skills and Qualifications

Extensive senior executive experience and board member experience of several major multinational corporations.

Significant experience in strategy, corporate affairs, human resources and public company governance.

Significant director experience with publicly traded companies.

Other public directorships: None

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● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

Joanne O. Isham (65)

Independent I Director since 2016 I Compensation Committee Member I Risk Committee Member

Ms. Isham is President of Isham Associates LLC, a consulting firm and a founder of Veros Global Solutions, LLC. She had a distinguished career as a Senior Executive in the U.S. Intelligence Community until her retirement in 2006. She held numerous leadership and senior policy positions, serving as Deputy Director, National Geospatial Intelligence Agency (NGA); Deputy Director, Science and Technology, Central Intelligence Agency (CIA); Director, Congressional Affairs, CIA; and Director, Legislative Affairs, National Reconnaissance Office (NRO). Subsequently, Ms. Isham held executive positions with BAE Systems, Inc., High Performance Technologies, Inc., L-1 Identity Solutions, Inc and NextFed. Ms. Isham holds a Bachelor of Arts degree in Government and International Studies from the University of Notre Dame.

Experience, Skills and Qualifications

Extensive industry experience and significant experience in leadership and government.

Security clearances necessary to allow her to be briefed on the Company’s classified business and lead classified sessions of the Board of Directors.

Other public directorships: None

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● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

Daniel L. Jablonsky (51)

Director since 2019 I President and CEO since 2019

Mr. Jablonsky is our CEO and President. Mr. Jablonsky joined Maxar in 2017 after its acquisition of DigitalGlobe and served as President of DigitalGlobe until his appointment as Maxar’s CEO in 2019. Prior to its acquisition, while at DigitalGlobe, Mr. Jablonsky served as Senior Vice President, General Counsel and Corporate Secretary from March 2012 until October 2017, and General Manager, International Defense & Intelligence. Prior to this, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions and subsequently as the Interim Co-General Counsel of Flextronics International Ltd. Mr. Jablonsky previously was in-house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with Brownstein Hyatt Farber Schreck, LLP and O’Melveny & Myers LLP. Mr. Jablonsky also served as a surface warfare officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a B.S. in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

Experience, Skills and Qualifications

President and Chief Executive Officer of the Company.

Extensive knowledge of the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance.

Significant senior executive experience with publicly traded companies and DoD and industry experience.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: None

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● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

General C. Robert Kehler (68)

Independent I Director since 2016 I Compensation Committee Member I Risk Committee Chair

General Kehler is a corporate director. General Kehler had a distinguished military career with a deep focus on U.S. military space strategy, policy and operations. He served as Commander, U.S. Strategic Command; Commander, Air Force Space Command; Deputy Commander, U.S. Strategic Command; Director, National Security Space Integration; and Commander of both the 21st and 30th Space Wings. General Kehler also serves as a director of AerSale Corporation, and is a member of their Compensation Committee, and as a non-Executive Director of Connect Bidco Ltd. (parent of Inmarsat) where he is a member of their Remuneration Committee. General Kehler joined the U.S. Air Force in 1975 as a Distinguished Graduate of the Pennsylvania State University R.O.T.C. program, has Master’s degrees from the University of Oklahoma in Public Administration and from the Naval War College in National Security and Strategic Studies and has completed executive development programs at Carnegie-Mellon University, Syracuse University and Harvard University’s JFK School of Government.

Experience, Skills and Qualifications

Extensive military and Department of Defense experience, having retired as a four-star general from the U.S. Air Force.

Significant strategic, intelligence and space industry experience.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: AerSale Corporation

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● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

Gilman Louie (60)

Independent I Director since 2020 I Audit and Finance Committee Member I Risk Committee Member

Mr. Louie has been the Managing Partner of Alsop Louie Partners, an early stage venture capital fund, since 2006. From 2016 until July 2020, Mr. Louie was the chair of the board of Vricon, Inc., a provider of global 3D geospatial data and visualization for military, government and enterprises. Mr. Louie was also the first Chief Executive Officer and President of In-Q-Tel, the first venture capital fund for the United States Central Intelligence Agency, from its founding in 1999 until 2006. Mr. Louie is also a director of Niantic, the world leading publisher of augmented reality games and Aerospike, an open source flash-optimized NoSQL database built for enterprise to service large scale, high speed, highly reliable and consistent transactional applications. Mr. Louie has also served as an advisor to many Department of Defense advisory boards and currently serves as Commissioner of the National Security Commission on Artificial Intelligence, an independent Commission that considers the methods and means necessary to advance the development of artificial intelligence, machine learning, and associated technologies to comprehensively address the national security and defense needs of the United States. Mr. Louie currently serves as a member of the board of directors of NavSight Holdings, Inc. Mr. Louie holds a B.S. in Business Administration from San Francisco State University and has completed the Advanced Management Program/International Seniors Management Program from the Harvard University Graduate Business School.

Experience, Skills and Qualifications

Extensive industry and cyber security experience and significant experience in leadership.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: NavSight Holdings, Inc.

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● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

L. Roger Mason, Jr. (55)

Independent I Director since 2017 I Audit and Finance Committee Member I Nominating and Corporate Governance Committee Member

Dr. Mason has been the President of Peraton’s Space, Intelligence & Cyber sector since January 2018. Prior to joining Peraton, Dr. Mason was the Senior Vice President, Chief Security Officer of Noblis, a nonprofit science, technology, and strategy organization from January 2014 until December 2017. Prior to joining Noblis, from May 2009 to January 2014, Dr. Mason was the Assistant Director of National Intelligence for Systems and Resource Analyses (ADNI/SRA). Dr. Mason is currently on the board of directors of  U.S. Geospatial Intelligence Foundation, a 501(c)3 organization, and previously served as its interim chair of the board. Dr. Mason previously served as a director of DigitalGlobe, Inc. and as a director of the Intelligence and National Security Alliance, a 501(c)6 organization Dr. Mason earned his doctorate and master’s degrees in engineering physics (nuclear) from the University of Virginia, a master’s degree in business administration from Northwestern University (Kellogg School), and a bachelor’s degree in physics from The George Washington University.

Experience, Skills and Qualifications

Extensive knowledge of the intelligence community, cyber security, operations research and systems integration, having served as Assistant Director of National Intelligence.

Service in a number of senior executive positions in the national security sector including Vice President at Noblis, Director at the Institute for Defense Analyses, and General Manager of the Advanced Systems Group at General Dynamics (formerly Veridian).

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: None

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● Government/Intel/DoD/Industry Experience ● Senior Leadership Experience

Heather A. Wilson (60)

Independent I Director since 2021 I Compensation Committee Member I Risk Committee Member

Dr. Wilson has served as President of The University of Texas at El Paso since August 2019. Previously, Dr. Wilson was the Secretary of the United States Air Force from May 2017 through May 2019 and President of the South Dakota School of Mines and Technology from June 2013 through May 2017. From 1998 to 2009, Dr. Wilson represented Albuquerque, New Mexico in the U.S. House of Representatives, where she was a senior member of the House Energy and Commerce Committee and Chair of the House Intelligence Subcommittee on Technical and Tactical Intelligence. She is a former U.S. Air Force officer. Dr. Wilson previously served on the Boards of Peabody Energy (NYSE: BTU) from August 2013 through April 2017 and Raven Industries (NASDAQ: RAVN) from February 2016 to May 2017. Dr. Wilson is a member of the National Science Board and chairs the Women in Aviation Advisory Board of the Federal Aviation Administration. Dr. Wilson holds a Bachelor of Science Degree from the U.S. Air Force Academy, and earned her Master’s and Doctoral degrees from Oxford University in England as a Rhodes Scholar.

Experience, Skills and Qualifications

Service in a number of senior executive positions in the national security sector including Secretary of the United States Air Force and as a member of the U.S. House of Representatives.

Security clearances necessary to allow her to be briefed on the Company’s classified business.

Other public directorships: None

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● Global Business Experience and Human Resources Experience ● Senior Leadership Experience

Eric J. Zahler (70)

Independent I Director since 2014 I Compensation Committee Chair I Nominating and Corporate Governance Committee Member

Mr. Zahler is Co-founder and Managing Member of Monocle Partners, LLC and was President and Chief Executive Officer of Monocle Acquisition Corp, from August 2018 until December 2020. He previously served as Managing Director of Sagamore Capital Group LLC from 2008 to 2018. From February 2000 to November 2007, Mr. Zahler was President and Chief Operating Officer of Loral Space & Communications Inc., a global satellite communications services provider and a manufacturer of commercial satellites. From 1992 to 2000, Mr. Zahler held varying senior-level management positions at Loral and its predecessor companies. Mr. Zahler was an attorney at Fried, Frank, Harris, Shriver & Jacobson LLP for seventeen years, where he was elected Partner in 1983. Mr. Zahler currently serves as a director of AerSale Corporation, and is a member of their Compensation Committee. Mr. Zahler holds a Bachelor of Science degree in mathematics from Yale University and a law degree from Harvard Law School.

Experience, Skills and Qualifications

Extensive experience in senior leadership and business operations.

Significant experience in corporate affairs, human resources and executive compensation.

Other public directorships: AerSale Corporation

15

● Accounting/Financial Expertise ● Corporate Strategy and Financial Markets Expertise

Eddy Zervigon (52)

Independent I Director since 2019 I Audit and Finance Committee Member I Nominating and Corporate Governance Committee Member

Mr. Zervigon is the Chief Executive Officer of Quantum Xchange, Inc., a cybersecurity company. He has been a Special Advisor at Riverside Management Group, a boutique merchant bank since 2012. Previously, he was a Managing Director in the Principal Investments Group at Morgan Stanley & Co. LLC, a global financial services firm, from 1997 to 2012. Prior to joining Morgan Stanley, Mr. Zervigon was a Certified Public Accountant at Coopers & Lybrand (now PricewaterhouseCoopers LLP), a public accounting firm. Mr. Zervigon has served as a director of Bloom Energy since 2007, and serves as a member of its Audit Committee and as Chair of its Nominating, Governance and Public Policy Committee. He previously served as a director of DigitalGlobe, Inc. and Alta Loma Energy. Mr. Zervigon has a B.A. in accounting and a master’s degree in taxation from Florida International University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College and is a licensed CPA in Florida.

Experience, Skills and Qualifications

Extensive financial and transactional experience and knowledge of capital markets.

Certified Public Accountant.

Significant director experience with publicly traded companies.

Other public directorships: Bloom Energy Corp.

Approval of each of the director nominees named in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to the nominee’s election at the 2021 Annual Meeting (i.e. the number of shares cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election). Abstentions and Broker Non-Votes will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

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2020 DIRECTOR COMPENSATION

Philosophy

The compensation program for the Non-Employee members of our Board of Directors (“Non-Employee Directors”) is reviewed annually by the Compensation Committee and any changes to the program are approved by the Board of Directors. The Compensation Committee retains an independent Compensation Committee advisor to provide guidance on executive and Board of Director compensation matters. The Compensation Committee used Meridian Compensation Partners (“Meridian”) as its independent advisor in 2020, as further described on page 48. The Company seeks to provide market driven compensation to our Non-Employee Directors with a focus on the following:

●	attracting and retaining qualified and diverse individuals by providing an overall compensation package using comparable industry and market data; and
●	aligning director compensation with stockholder interests by providing a significant portion of compensation in the form of equity awards that fluctuate in value with the Company’s stock price.

2020 Director Compensation Structure

The overall compensation program for our directors ranked below the 25th percentile versus Maxar’s peer group of companies used for benchmarking recommendation from the Compensation Committee. In February 2020, the Board of Directors approved certain increases to director compensation, as recommended by the Compensation Committee. These increases were effective as of the date of approval and positioned overall director compensation closer to the 50th percentile but still below the median of Maxar’s peer group. In February 2021, the Board of Directors approved an increase to the equity retainer for all directors, in order to move director compensation to the median of Maxar’s peer group.

Maxar’s program for Non-Employee Director compensation in 2020 and 2021 is summarized as follows:

	2020	2021
Board of Directors Service Compensation (All Non‑Employee Directors)	Amount ($)	Amount (S)
Annual Cash Retainer – Chair of the Board(1)	130,000	130,000
Annual Equity Retainer – Chair of the Board(2)	195,000	215,000
Annual Cash Retainer – Director(1)	80,000	80,000
Annual Equity Retainer – Director(2)	135,000	155,000

	2020	2021
Additional Service Compensation	Amount ($)	Amount ($)
Audit and Finance Committee Chair Incremental Cash Retainer(1)	25,000	25,000
Compensation Committee Chair Incremental Cash Retainer(1)	18,000	18,000
Governance Committee Chair Incremental Cash Retainer(1)	15,000	15,000
Risk Committee Chair Incremental Cash Retainer(1)	15,000	15,000

(1)	The Annual Cash Retainers and each of the Incremental Cash Retainers reported in the tables above are annualized amounts that are paid in equal quarterly installments in arrears and are pro-rated for Non-Employee Directors who join or depart the Board of Directors during the calendar year. Non-Employee Directors may elect to defer receipt of up to 100% of their cash retainer pursuant to the terms of our Deferred Compensation Plan, as described below.
(2)	The Annual Equity Retainers reported in the tables above are granted as restricted stock units (“RSUs”). RSUs granted to Non-Employee Directors vest on the first anniversary date of the date of grant and are settled on a one-for-one basis in shares of Company common stock. The number of RSUs awarded is determined by dividing the applicable dollar amount indicated above by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share. The Annual Equity Retainer is pro-rated for Non-Employee Directors who join or depart the Board of Directors during the calendar year. Non-Employee Directors may elect to defer receipt of up to 100% of their equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below. Increases to the Annual Equity Retainer for the Chair of the Board and other Directors were approved by the Board of Directors in February 2021, based on the recommendation of the Compensation Committee, and were effective immediately.

In October 2019, we adopted the Maxar Technologies Inc. Director Deferred Compensation Plan (“Deferred Compensation Plan”). Pursuant to the Deferred Compensation Plan, Non-Employee Directors may elect to defer up to 100% of their annual cash retainers and/or their equity awards and may elect payments to be made or commence on a separation from service or scheduled payment date in a lump sum or installments for up to ten years. Participants may also elect to have deferred amounts payable on an earlier change in control, and amounts will be paid in a lump sum upon a participant’s death or disability that occurs prior to the elected payment event.

We previously maintained the Maxar Technologies Ltd. Directors’ Deferred Share Unit Plan (“DSU Plan”), pursuant to which our Non-Employee Directors received a portion of their annual compensation in the form of deferred share units (“DSUs”), granted quarterly. DSUs were granted at a price equal to the closing price of our shares on the Toronto Stock Exchange (“TSX“) on the day prior to the grant date and are paid out upon the Non-Employee Director’s retirement in cash based on the closing price of our shares on the TSX on the day prior to the retirement date. The DSU Plan was frozen in January 2019 in connection with our domestication.

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Director Compensation

The following table presents information regarding the compensation paid for fiscal year 2020 to each of our Non-Employee Directors.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Director	($)	($)(1)	($)	($)
Howell M. Estes III	130,000	194,998	—	324,998
Nick S. Cyprus	105,000	135,013	—	240,013
Roxanne J. Decyk	95,000	135,013	3,425	233,437
Joanne O. Isham (2)	87,500	135,013	—	222,513
C. Robert Kehler	97,500	135,013	—	232,513
Gilman Louie (3)	40,000	67,507	—	107,507
L. Roger Mason, Jr.	80,000	135,013	—	215,013
Robert L. Phillips (4)	40,000	67,138	298,361	405,500
Eric J. Zahler	98,000	135,013	—	233,013
Eddy Zervigon	80,000	135,013	—	215,013

(1)	Amounts reported in this column of the table above represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 20 to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2020.
(2)	Includes fees for service for leading the classified sessions of meetings of members of the Board of Directors who hold the requisite security clearances.

The following table shows the number of shares subject to outstanding RSUs and the number of shares subject to outstanding DSUs, pursuant to elections made under the DSU Plan, and held by each of the Non-Employee Directors as of December 31, 2020. None of our Non-Employee Directors held any outstanding options or Stock Appreciation Rights (“SARs”) as of December 31, 2020.

	Number of Shares	Number of Shares
	Subject to	Subject to
Director	Outstanding DSUs	Outstanding RSUs
Howell M. Estes III	2,660	11,632
Nick S. Cyprus	2,660	8,074
Roxanne J. Decyk	—	8,074
Joanne O. Isham	4,701	8,074
C. Robert Kehler	4,701	8,074
Gilman Louie (3)	—	3,971
L. Roger Mason, Jr.	2,660	8,074
Robert L. Phillips (4)	—	—
Eric J. Zahler	12,184	8,074
Eddy Zervigon	—	8,074

(3)	Mr. Louie was elected to the Board of Directors on July 1, 2020.
(4)	Mr. Phillips did not stand for re-election at the 2020 Annual Meeting. Following his termination of service from the Board of Directors, Mr. Phillips received cash settlement of his DSUs in accordance with the DSU Plan and received his cash retainer through the end of the quarter in which Mr. Phillips exited service.

Other Director Compensation Considerations

Travel Expenses and Continuing Education

We reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Committee meetings. In addition, in 2020 the Company modified the Director Training and Education Policy in which the Company will reimburse certain expenses incurred by a director in connection with attendance at approved continuing education programs, up to $15,000 over a three-year period.

Non-Employee Director Stock Ownership Guidelines

Under our Stock Ownership Guidelines, our Non-Employee Directors must hold, for his or her tenure with the Company, shares of our common stock with a value equal to at least five times the director’s annual cash retainer. Shares include shares of common stock (i) held directly or indirectly (either individually or in a brokerage account) or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA, or employee equity purchase or deferred compensation plan; and (iv) shares underlying time-vesting restricted stock or RSU awards that vest solely based on the passage of time. Directors have until the later of the fifth anniversary of: (i) the original effective date of the policy of November 1, 2018; or (ii) their date of appointment to the Board to come into compliance with the policy.

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Proposal 2 - Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the Company’s executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the U.S. Securities and Exchange Commission (“SEC”).

Compensation Philosophy and Objectives.

Our executive compensation philosophy is built on a commitment to link pay to performance and to enhance alignment with stockholder interests. We reward executives for pursuing and achieving our key strategic business goals, and likewise, we believe underachievement should be reflected in pay as well. Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive but responsible levels.

The Compensation Committee has designed CEO and other Named Executive Officer (“NEO”) compensation programs to drive actions that align with both the short-term and long-term interests of our stockholders. We address these objectives by applying the following principles:

●	Pay at Risk Tied to Company Performance: support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 84% of CEO targeted total direct compensation (consisting of base salary, target cash incentive opportunity and the grant date fair value of equity awards) and 77% of targeted total direct compensation for our other NEOs, on average, tied to performance or the value of our common stock.
●	Stockholder Alignment: enhance the linkage between our executives’ and our stockholders’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.
●	Peer Group Assessments: review and consider market practices of a selected peer group and the Radford High Technology Survey, to assess market competitive compensation levels.
●	Absolute and Relative Pay-for-Performance: structure components of pay to align with key performance metrics, using absolute financial measures and relative share price measures while also holding officers accountable to individual performance.

Compensation Governance Best Practices.

We maintain the following measures, which we believe reflect compensation governance best practices:

	What We Do		What We Don’t Do
√	Align short- and long-term incentive programs to stockholder interests	X	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
√	Engage with and seek feedback from our stockholders regarding our executive compensation program	X	We do not provide “single trigger” severance or equity award vesting in connection with a change in control
√	Conduct annual risk assessments of our compensation policies and practices	X	Our equity plan does not allow repricing of underwater options without stockholder approval
√	Maintain a clawback policy	X	We do not permit directors, officers and employees to hedge our stock
√	Maintain rigorous stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	X	We do not permit directors, officers and employees to pledge our stock
√	Retain an independent compensation consultant by the Compensation Committee	X	We do not provide significant executive perquisites or supplemental benefits
√	Cap cash incentive and performance stock unit (“PSU”) payouts	X	We do not pay dividend equivalents on unvested restricted stock unit or unearned PSU awards

We encourage stockholders to review the Compensation Discussion & Analysis beginning on page 42 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail. Our Board of Directors believes our executive compensation program aligns compensation for our executives with performance and long-term stockholder interests.

We request stockholder approval of the compensation paid to our NEOs as described in this Proxy Statement and we are asking stockholders to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to Maxar’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion & Analysis, executive compensation tables and narrative discussion that accompanies the executive compensation tables), is hereby APPROVED.

The vote to approve the executive compensation of our NEOs is advisory and, accordingly, the results are not binding on Maxar, our Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for Maxar, our Board of Directors or the Compensation Committee. Our Compensation Committee, however, values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our NEOs. At the 2019 Annual Meeting, our stockholders voted in favor of holding a Say-on-Pay vote every year. Accordingly, the Board of Directors has adopted a policy of holding a Say-on-Pay vote every year, and unless this policy changes, the next non-binding advisory vote on the executive compensation of our NEOs will be at the 2022 Annual Meeting of Stockholders.

Approval of this Proposal 2 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the Company’s executive compensation paid to its named executive officers.

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Proposal 3 – Approval of Amendment to 2019 Incentive Award Plan

We are asking our stockholders to approve an amendment (“Plan Amendment”) to the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”) to increase the number of shares of stock authorized for issuance under the 2019 Plan by 2,000,000 shares. The Plan Amendment was approved by the Board on February 18, 2021 subject to stockholder approval at the 2021 Annual Meeting. If our stockholders do not approve the Plan Amendment, the Plan Amendment will not become effective, and the 2019 Plan will remain in effect in accordance with its present terms and without an increase to the number of shares available for issuance.

Employees and consultants of the Company, its subsidiaries and affiliates, as well as members of our Board, are eligible to receive awards under the 2019 Plan. The 2019 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock, deferred stock units (“DSUs”), cash-based awards and dividend equivalents to eligible individuals.

We are requesting an additional 2,000,000 shares to replenish our equity pool, which has been depleted by awards made in 2019 and 2020 when our stock price was much lower. While preparing for domestication in January 2019, we held off on equity grants for approximately 16 months, so in order to ensure our Board of Directors and NEOs built long-term incentive holdings, we issued market-based grants of equity in 2019 and 2020. In addition, we issued equity grants to employees below the NEO level to further align interests with those of our stockholders, and we believe it is important to continue to grant equity and to expand our eligible employee cohort to remain competitive in the Technology industry and to align incentives. Since 2019 our Total Stockholder Return (“TSR”) has tracked at the 98th percentile against the R2000 index since mid-2019, and the market value of the Company was $1,090 million as of June 30, 2020. When our stock price increases we use fewer shares to deliver equity incentives. We believe increasing the number of shares reserved for issuance under the 2019 Plan is necessary to help ensure that the Company has a sufficient reserve available to attract and retain the services of key individuals essential to the Company’s long-term growth and success.

Purpose of Plan Amendment and Equity Metrics

The number of shares of our common stock currently authorized for issuance under the 2019 Plan equals the sum of (i) 5,075,000 shares plus (ii) any shares subject to issued and outstanding awards under the Maxar Technologies Ltd. Omnibus Equity Incentive Plan, the Maxar Technologies Ltd. Employee Stock Option Plan, or the MacDonald, Dettwiler and Associates Ltd. Long Term Incentive Plans for the years 2016 and 2017 (collectively, the “Prior Plans”) that expire, are cancelled or otherwise terminate; provided, that no more than 5,075,000 shares may be issued pursuant to the exercise of incentive stock options (“ISOs”).

As of February 28, 2021, equity awards representing 5,666,042 shares of common stock were outstanding under the 2019 Plan and 1,257,061 shares of stock remained available for future awards under the 2019 Plan, representing 9.2% and 2.0%, respectively, of the issued and outstanding shares at that date. The purpose of the Plan Amendment is to increase the maximum number of shares available for awards (including any ISO awards) under the 2019 Plan by 2,000,000 shares. We expect that the increase to the share reserve under the 2019 Plan would allow us to continue to grant equity-based compensation at levels we deem necessary and appropriate for approximately two years at the current stock price (because we determine the size of equity awards to be granted in part based on the price of our common stock at the time of the grant). We base this belief upon our historical annual equity award grant rate (otherwise known as burn rate), our historical forfeiture rate and our estimates of the number of shares that we estimate will be needed to attract new senior and executive hires and in connection with potential merger and acquisition transactions. However, we cannot predict future equity grant practices (which may change based on future circumstances), the future price of our shares or future hiring activity with an degree of certainty at this time, and the share reserve under the 2019 Plan could last for a shorter or longer time.

In its determination to approve the Plan Amendment and the increase in the share reserve, our Board reviewed an analysis prepared by Meridian, the Compensation Committee’s compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, and the costs of the 2019 Plan. Specifically, our Board considered that:

In 2020, 2019, and 2018, we granted equity awards representing a total of approximately 2,454,895, 2,349,594 and 171,932 shares respectively. This level of equity awards represents a three-year adjusted average burn rate of 2.7% of weighted average ordinary shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year (without adjusting for forfeitures) by the weighted average ordinary shares outstanding during the fiscal year. As described in our 2019 Proxy Statement, Maxar paused on equity awards in 2018, except grants to critical new hires, in order to redesign the programs in anticipation of domesticating to a U.S. public company on January 1, 2019.

In 2020, 2019, and 2018, our end-of-year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our Prior Plans by (ii) the number of our shares outstanding at the end of the fiscal year, was 12.2%, 9.70% and 0.58%, respectively. If approved, the issuance of the additional shares to be reserved under the 2019 Plan would dilute the holdings of stockholders by an additional 2.8% on a fully diluted basis, based on the number of shares of our common stock outstanding as of the date of this Proxy Statement. Based on our three-year adjusted average burn rate, if the Plan Amendment is approved, we expect our overhang at the end of 2021 will be approximately 14.6% (including the shares that will be reserved for issuance under the 2019 Plan).

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The table below outlines the number of equity-settled grants issued in 2020, 2019, and 2018, along with the corresponding common shares outstanding:

	2020	2019	2018
Equity-Settled SARs Granted	—	—	10,307
Equity-Settled RSUs and PSUs Granted (full value awards)(1)	2,454,895	2,349,594	161,625
Total Equity-Settled Awards Granted	2,454,895	2,349,594	171,932
Common Shares Outstanding	61,182,645	59,885,506	59,380,646
Annual Burn Rate (2)	4.0%	3.9%	0.3%

(1)	The number of shares of outstanding PSU awards represents the number of shares to be issued at the target level, but may be earned at a maximum of 200% of target.
(2)	Burn rate measures our usage of shares under our equity plans as a percentage of our outstanding common stock. Burn rate was calculated by dividing the aggregate number of shares subject to equity-settled awards granted during the year by the weighted-average number of shares outstanding at year end.

Meridian’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares requested under the 2019 Plan Amendment is within generally accepted standards.

During our stockholder outreach in 2020 we heard that stock ownership by executives and the board was an important component of stockholder alignment and the total compensation package.

In light of the factors described above, our Board of Directors believes the additional authorized shares being requested under the Plan Amendment represent reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

Key Current Equity Metrics

The following summarizes key equity metrics under all of our equity compensation plans as of February 28, 2021:

●	The total number of equity-settled SARs outstanding: 904,766
●	The weighted-average exercise price of equity-settled SARs outstanding: $51.18
●	The weighted-average remaining term of equity-settled SARs outstanding: 6.12 years
●	The total number equity-settled full-value awards outstanding (1): 4,388,315
●	Shares remaining available for future grants under the 2019 Plan (2): 1,257,061
(1)	Includes 3,225,112 shares subject to outstanding RSU awards and 1,163,203 shares subject to outstanding unvested PSU awards. The number of shares of outstanding PSU awards represents the number of shares to be issued at the target level. PSUs may be earned at a maximum of 200% of target.
(2)	Includes share reserve assuming outstanding 2020 and 2021 PSU awards vest at the maximum level, which equals 200% of target.

Key Features of the 2019 Plan

The 2019 Plan reflects a broad range of compensation and governance best practices, including the following:

●	Automatic acceleration of awards only if not assumed or substituted. The 2019 Plan provides that awards will automatically accelerate upon a change in control only if not assumed or substituted, and further that any such performance-based awards will vest based on the higher of (a) actual performance as of the change in control or (b) target performance, prorated based on a shortened performance period as of the change in control.
●	Prohibition of liberal share recycling on all awards. The 2019 Plan prohibits any shares withheld for taxes on all awards from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling with respect to options and SARs.
●	Minimum vesting requirements. Subject to limited exceptions, no awards (or portions thereof) granted under the 2019 Plan may vest until the first anniversary of the date of grant.
●	Payment of dividends only if underlying awards vest. Under the 2019 Plan, dividends and dividend equivalents may only be paid to the extent the underlying award vests.
●	No repricing of awards without stockholder approval. Under the 2019 Plan, awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.
●	No evergreen feature/stockholder approval required for share reserve increases. The 2019 Plan does not provide for an annual increase in the share reserve, and the 2019 Plan may not be amended to increase the share reserve without stockholder approval.

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A summary of the principal provisions of the 2019 Plan is set forth below. The summary is qualified by reference to the full text of the Plan Amendment, a copy of which is included as Appendix A to this Proxy Statement, as well as to the 2019 Plan, a copy of which was included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2019.

Administration

The 2019 Plan is administered by the Compensation Committee or other committee designated by the Board (as applicable, “Committee”). To the extent required to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), it is intended that each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3. Non-Employee Director awards are administered by the Board. The Committee or our Board may delegate its powers under the 2019 Plan to one or more members of the Board or one or more directors, officers or managers of the Company or any subsidiary, provided that no officer may be delegated the authority to grant awards to or amend awards held by executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, Committee or delegate thereof, as applicable, are referred to herein as the “plan administrator.” The Compensation Committee is currently the plan administrator.

The plan administrator has the authority to administer the 2019 Plan, including, notwithstanding any other provision of the 2019 Plan, the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the plan administrator deems necessary to administer the 2019 Plan, and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the 2019 Plan include all employees (approximately 4,300, including seven executive officers as of February 28, 2021), approximately 550 consultants of the Company and its subsidiaries as of February 28, 2021, and our 10 Non-Employee Directors as of the conclusion of the Annual Meeting, in each case, as determined by the plan administrator. However, with respect to employees and consultants, under the Company’s current policies and practices, only employees at a Director-level and above (consisting of approximately 360 employees) are regularly eligible for equity grants, and no consultants are currently eligible for grants.

Limitation on Awards and Stock Available

If our stockholders approve the Plan Amendment, the number of shares of our common stock authorized for issuance under the 2019 Plan will equal the sum of (i) 7,075,000 shares, representing 9.9% of the issued and outstanding shares as of the date of this Proxy Statement, and (ii) any shares subject to issued and outstanding awards under the Prior Plans that expire, are cancelled or otherwise terminate following March 27, 2019, the effective date of the original 2019 Plan; provided, that no more than 7,075,000 shares may be issued pursuant to the exercise of ISOs. The shares distributed pursuant to an award under the 2019 Plan may be authorized but unissued shares, shares purchased by the Company on the open market or treasury shares.

If any shares of our common stock subject to an award under the 2019 Plan or any award under the Prior Plans are forfeited, expire, converted to shares of another entity in connection with a corporate transaction or are settled for cash, any shares deemed subject to such award may, to the extent of such forfeiture, expiration, conversion or cash settlement, be used again for new grants under the 2019 Plan. However, the following shares of our common stock may not be used again for grant under the 2019 Plan: (1) shares tendered or withheld to satisfy the exercise price of an option or a SAR; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Awards granted under the 2019 Plan in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares of our common stock authorized for grant under the 2019 Plan, except as may be required by reason of Section 422 of the Code.

In addition, for so long as our common stock is listed and traded on the TSX, the number of shares of common stock issuable to “reporting insiders” of the Company (as defined in National Instrument 55-104-Insider Reporting Requirements and Exemptions) at any time, and issued in any one year, under the 2019 Plan, or when combined with all of the Company’s other equity-based compensation plans, may not exceed 10% of the Company’s issued and outstanding shares of common stock as of any date of determination. Additionally, notwithstanding any provision to the contrary in the 2019 Plan, the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a Non-Employee Director in respect of such director’s service as a member of our Board or any Board committee during any calendar year shall not exceed $500,000 (the “Director Limit”). With respect to the Plan Amendment, we are seeking confirmation from the TSX that we are entitled to rely on an exemption from the various requirements of the TSX Company Manual relating to security based compensation arrangements since we are an “Eligible Interlisted Issuer” as defined in Section 602.1 of the TSX Company Manual

The closing price of our common stock on February 26, 2021, the last trading day of February, was $47.85.

The award agreement governing an award granted under the 2019 Plan will provide that such award (or any portion thereof) shall vest no earlier than one year measured from the date of grant. In addition, up to an aggregate of 5% of the number of shares of our common stock available for issuance under the 2019 Plan as of its effective date may be granted without regard to the foregoing minimum vesting requirement. Awards to Non-Employee Directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of the Company’s stockholders, so long as the period between such meetings is not less than 50 weeks.

Awards

The 2019 Plan provides for the grant of ISOs, NQSOs, SARs, restricted stock, RSUs, deferred stock, DSUs, cash-based awards and dividend equivalents. All awards under the 2019 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. No fractional shares of our common stock shall be issued or delivered pursuant to the 2019 Plan or any award thereunder.

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Options. Options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value (which for purposes of the 2019 Plan shall generally be the closing price on the NYSE as of such date) of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to options and may include continued service, performance and/or other conditions.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the stock subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the 2019 Plan will be settled in cash or common stock, or in a combination of both, as determined by the plan administrator.

Restricted Stock. A restricted stock award is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable restricted stock vests.

Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each vested and nonforfeited RSU.

Cash-Based Awards. Cash-based awards are cash payments, cash bonus awards, or performance awards or incentive awards that are paid in cash. Cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Deferred Stock. A deferred stock award is the right to receive shares of our common stock in the future that remains forfeitable unless and until specified vesting conditions and other specified criteria are met. Holders of deferred stock will have no rights as a company stockholder until the award vests and the shares are delivered.

Deferred Stock Units. DSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified vesting conditions and other specified criteria are met. Recipients of DSUs generally will have no voting or dividend rights prior to the time the DSUs vest and are settled in shares. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each vested and nonforfeited DSU.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents may accrue on awards, but shall not be payable unless and until the applicable award vests.

Forfeiture of Unvested Awards and Claw-Back Provisions

Except as otherwise determined by the plan administrator and as otherwise described below under “Corporate Transactions,” if the employment or services of the holder of an award is terminated, the unvested portion of the award will generally be forfeited and will cease to vest or become exercisable after the termination. However, the plan administrator may provide that an award will vest in whole or in part in the event of certain terminations.

All awards will be subject to the provisions of any clawback policy implemented by the Company, including any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, to the extent set forth in such policy and/or in an applicable award agreement.

Transferability

Generally, awards under the 2019 Plan may only be transferred, sold, pledged or assigned by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares of common stock underlying such award have been issued and all restrictions applicable to such shares have lapsed. However, subject to certain terms and conditions, the plan administrator may permit an award holder to transfer an award, other than an ISO (unless it is intended to become a NQSO), to any “permitted transferee” under applicable securities laws or any other transferee specifically approved by the plan administrator.

Amendment and Termination

Our Board may wholly or partially amend or otherwise modify, suspend or terminate the 2019 Plan or any award at any time or from time to time without stockholder approval; however, stockholder approval given within twelve months before or after such action will be required for any amendment that

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increases the aggregate number of shares available under the 2019 Plan or the Director Limit, reduces the price per share of any stock option or SAR, cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares, or amends the provisions of the 2019 Plan that provide for when the 2019 Plan may be amended, modified, suspended or terminated. In addition, no amendment, suspension or termination of the 2019 Plan may, without the consent of the affected participant, materially and adversely affect the participant’s rights. No Awards may be granted or awarded during any period of suspension or after termination of the 2019 Plan. In addition, no ISOs may be granted pursuant to the 2019 Plan after the tenth anniversary of the date the 2019 Plan was adopted by our Board, and no additional shares may be added to the 2019 Plan reserve due to award forfeitures or expirations from and after such tenth anniversary.

Corporate Transactions

The plan administrator has broad discretion to take action under the 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2019 Plan and outstanding awards.

If a Change in Control of the Company occurs (as defined in the 2019 Plan), all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse, provided that any awards subject to performance-based vesting will vest based on the greater of (a) actual performance as of the Change in Control or (b) target performance, prorated based on a shortened performance period ending as of the Change in Control. Additionally, if a participant’s service to the Company terminates without “cause” or for “good reason” within the one-year period following a Change in Control of the Company, then the foregoing equity award acceleration will apply effective as of the participant’s termination date, and any options or SARs held by the participant may be exercised until the earlier of their expiration date and the first anniversary of the participant’s termination date.

U.S. Federal Income Tax Consequences

With respect to NQSOs, the Company is generally entitled to deduct and the optionee recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The gain or loss (generally in an amount equal to the difference between the fair market value on the date of sale and the fair market value on the date of exercise) upon disposition of such stock will be treated as a capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year), and the Company will not be entitled to any corresponding deduction.

With respect to ISOs, if applicable holding period requirements are met (i.e., the stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the ISO. However, the excess of the fair market value of the shares of our common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any corresponding deduction. If the holding period requirements described above are not met, the ISO will fail to meet the requirements for beneficial tax treatment of ISOs under the Code, and the tax consequences described for NQSOs will apply, although the amount of income recognized by the participant will be the lesser of (a) the excess of the fair market value of the stock at the time of exercise over the exercise price, or (b) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture and RSUs will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment.

New Plan Benefits

With the exception of the awards to be granted to our Non-Employee Directors pursuant to our director compensation program described above under “Director Compensation”, all future awards under the 2019 Plan are subject to the discretion of the plan administrator.

Equity Award Grants Under the Prior Plan Since Inception

The following table sets forth summary information concerning the number of shares of our common stock subject to awards granted under the 2019 Plan to our named executive officers, directors and employees since the 2019 Plan’s inception through February 28, 2021 that are outstanding as of February 28, 2021.

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	Restricted
	Stock	Performance
Name	Units (#)	Stock Units(1) (#)
Daniel L. Jablonsky, President, Chief Executive Officer	286,070	180,103
Biggs C. Porter, Executive Vice President, Chief Financial Officer	209,752	124,139
Walter S. Scott, Executive Vice President, Chief Technology Officer	161,348	87,016
Leon Anthony Frazier, Executive Vice President, Global Field Operations	130,124	70,659
James C. Lee, Senior Vice President, General Counsel and Corporate Secretary	71,275	34,844
All current executive officers as a group	1,218,587	634,266
All current directors who are not executive officers as a group	223,558	—
Howell M. Estes III (director nominee)	37,787	—
Nick S. Cyprus (director nominee)	27,306	—
Roxanne J. Decyk (director nominee)	22,286	—
Joanne O. Isham (director nominee)	27,306	—
C. Robert Kehler (director nominee)	27,306	—
Gilman Louie (director nominee)	8,143	—
L. Roger Mason, Jr. (director nominee)	27,306	—
Heather A. Wilson (director nominee)	3,310	—
Eric J. Zahler (director nominee)	27,306	—
Eddy Zervigon (director nominee)	15,502	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	2,695,003	—

(1)	Performance stock units are shown at target, but may be earned at a maximum of 200% of target.

Approval of this Proposal 3 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan.

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Proposal 4 - Approve Amendment and Restatement of Amended and Restated Certificate of Incorporation

Currently, our Amended and Restated Certificate of Incorporation does not include a federal forum selection provision. In response to a recent decision in the Delaware Supreme Court validating federal forum selection provisions, the Board of Directors reviewed the provision from a legal and policy perspective. Our Board of Directors believes that the current charter complies with Delaware law. Nonetheless, in light of this Delaware Supreme Court decision, our Board of Directors has determined that it is in the best interests of the Company and its stockholders to seek to include a federal forum selection provision in our Amended and Restated Certificate of Incorporation.

We are seeking stockholder approval to amend and restate our Amended and Restated Certificate of Incorporation to add language to Article VIII to provide that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933, as amended. In other words, we are seeking to include a federal forum selection provision.

Effect of the Amendment

Having the federal forum selection provision allows for (i) the consolidation of multi-jurisdiction litigation, (ii) avoidance of state court forum shopping and (iii) provides efficiencies in managing the procedural aspects of securities litigation. Given these considerations, the Board of Directors has determined that it is in the best interests of the Company and its stockholders that the Amended and Restated Certificate of Incorporation be further amended and restated to include this federal forum selection provision. There is, however, uncertainty as to whether a court would enforce this provision.

Although we are seeking approval of this provision for the reasons cited above, if this provision is approved and implemented, the effects of this amendment may include, but are not limited to, that this provision could discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable.

This federal forum selection clause, if it is approved by our stockholders and becomes effective, would be in addition to a provision in our amended and restated certificate of incorporation which provides that the Court of Chancery of the State of Delaware is the exclusive forum for: (A) any derivative action or proceeding brought on our behalf; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to this provision.

Language of Proposed Amendment and Restatement

If approved, the amendment and restatement would enable us to amend our Certificate of Incorporation by adding language to Article VIII to read as follows:

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Second Amended and Restated Certificate of Incorporation (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

In addition, unless the Corporation consents in writing to the selection of an alternative forum, subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Approval of this Proposal 4 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment and Restatement of the Maxar Technologies Inc. Amended and Restated Certificate of Incorporation.

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Proposal 5 - Ratification of the Appointment of the Company’s Independent Auditors

The Audit and Finance Committee of the Board of Directors has appointed the accounting firm of KPMG LLP, Certified Public Accountants (“KPMG”) as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the year ending December 31, 2021. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved by stockholders at the Annual Meeting, the Audit and Finance Committee intends to reconsider its appointment of KPMG as our independent registered public accounting firm. KPMG has served as the Company’s independent registered public accounting firm since 2018.

We expect that a representative of KPMG will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

Rationale for Selection of Independent Registered Public Accounting Firm

In making the decision to reappoint KPMG as the Company’s independent auditor for 2021, the Audit and Finance Committee took into consideration a number of factors, including:

● KPMG’s historical and recent performance on the Company’s audit and its interim reviews;

● the quality and candor of KPMG’s communications with the Audit and Finance Committee and management;

● the appropriateness of KPMG’s fees;

● KPMG’s history as our independent auditor, its familiarity with our industry and the complexities of global operations, and its expertise in accounting policies and practices, and internal control over financial reporting; and

● KPMG’s continued independence.

Based on this evaluation, the Audit and Finance Committee believes that the selection of KPMG as our independent registered public accounting firm for fiscal year 2021 is in the best interests of the Company and its stockholders, and should be ratified.

Approval of this Proposal 5 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

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CORPORATE GOVERNANCE

Maxar is committed to maintaining a program of corporate governance that promotes responsible corporate activity, the long-term interests of stockholders, and accountability of our Board of Directors and management.

Board Committees

The Board of Directors has four standing committees. The following table lists the current committee membership of each of the independent director nominees to the Company’s Board of Directors.

Name	Audit and Finance	Compensation	Nominating & Corporate Governance	Risk
Howell M. Estes III
Nick S. Cyprus
Roxanne J. Decyk
Joanne O. Isham
C. Robert Kehler
Gilman Louie
L. Roger Mason, Jr.
Heather A. Wilson
Eric J. Zahler
Eddy Zervigon
Chair Member Audit and Finance Committee Financial Expert

For the fiscal year ended December 31, 2020, the four standing committees of Maxar held the following number of meetings: Audit and Finance (10); Compensation (5); Nominating and Corporate Governance (5); and Risk (4).

The Board of Directors annually reviews and approves the charter of each of its committees. All committee charters are available on the Company Information page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

Audit and Finance Committee Nick S. Cyprus – Chair Gilman Louie L. Roger Mason, Jr. Eddy Zervigon Number of meetings in 2020: 10

Key Responsibilities:

Our Audit and Finance Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Among its functions, the Audit and Finance Committee: (i) reviews our quarterly and annual financial statements, including any significant financial items and changes in accounting policies; (ii) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities; (iii) reviews our financial risk and internal control procedures, including legal and compliance matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, and evaluate its independence and performance. The Audit and Finance Committee reviews and evaluates, at least annually, the adequacy of its charter.

The Board of Directors has determined that each of Mr. Cyprus and Mr. Zervigon qualifies as an audit committee financial expert as defined by applicable SEC rules.

Each member of the Audit and Finance Committee qualifies as an independent director, as defined under the NYSE and TSX rules and Rule 10A-3 of the Exchange Act applicable to the Audit and Finance Committee members.

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Compensation Committee Eric J. Zahler – Chair Roxanne J. Decyk Joanne O. Isham C. Robert Kehler Heather A. Wilson (joined in 2021) Number of meetings in 2020: 5

Key Responsibilities:

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees, including review and approval of corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluation of the performance of these officers, and recommendations for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company’s compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements.

The Compensation Committee also administers the issuance of awards under our equity award plans. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE and TSX. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Nominating and Corporate Governance Committee Roxanne J. Decyk– Chair L. Roger Mason, Jr. Eric J. Zahler Eddy Zervigon Number of meetings in 2020: 5

Key Responsibilities:

In addition to evaluating and recommending candidates to be proposed as Director nominees, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines, the Code of Ethics and Business Conduct, reporting and making recommendations to the Board of Directors concerning governance matters, reviewing and evaluating the size of the Board of Directors, the committee structures and memberships, and the Board of Directors evaluation process. Additionally, the Nominating and Corporate Governance Committee reviews the Company’s policies and programs related to corporate, environmental and social responsibilities. The Nominating and Corporate Governance Committee reviews and evaluates, at least annually, the adequacy of its charter.

Each member of the Nominating and Corporate Governance Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE and TSX.

Risk Committee C. Robert Kehler – Chair Nick S. Cyprus Joanne O. Isham Gilman Louie Heather A. Wilson (joined in 2021) Number of meetings in 2020: 4

Key Responsibilities:

Our Risk Committee is responsible for overseeing enterprise risk management for the Company, including information security. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s information technology (including cyber security) and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Committee charter requires that each member of the Risk Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company’s Audit and Finance Committee. Each member of the Risk Committee qualifies as an independent director, as defined under the applicable rules of the NYSE and TSX.

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Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The Board of Directors regularly interacts with management and is available to provide advice and counsel. The Board of Directors and its committees regularly schedule and hold executive sessions without any members of management present. General Estes, our independent Chair of the Board of Directors, presides at all executive sessions of the non-management directors. The Board of Directors also carefully considers feedback received from stockholders.

Directors are expected to attend Board of Directors meetings and the meetings of the committees on which they serve. In 2020, the Board of Directors met a total of 6 times. All directors attended 100 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2020 with the exception of one director who missed one committee meeting. Directors are encouraged to attend the Company’s Annual Meeting of Stockholders, although such attendance is not mandatory. General Estes and Mr. Jablonsky attended the Company’s 2020 Annual Meeting of Stockholders.

Director Independence

As required by our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter, the Board of Directors has determined that each of Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, C. Robert Kehler, Gilman Louie, L. Roger Mason, Jr., Heather A. Wilson, Eric J. Zahler, and Eddy Zervigon is an “independent director” as defined under the applicable rules and regulations of the SEC, the NYSE and the TSX. This represents 91% of the nominees to our Board of Directors. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption “Certain Relationships and Related-Party Transactions” beginning on page 32.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chair of the Board of Directors and the Chief Executive Officer. Instead, the Board of Directors has the latitude to choose its Chair in any way that it deems best for the Company at any given point in time. General Estes, one of our independent directors, was duly elected to serve as our Chair effective January 1, 2019.

General Estes is responsible for overall board effectiveness and operation, as well as individual director effectiveness by ensuring that the Board of Directors and its committees are operated pursuant to the Company’s Bylaws, Corporate Governance Guidelines and the committee’s respective charters, as well as to preside over meetings of the Board of Directors, foster the understanding of the Board of Directors of their roles and responsibilities and communicate regularly with the Company’s Chief Executive Officer. General Estes is also responsible for presiding over our stockholder meetings and maintaining relationships with key stockholders as appropriate and in coordination with our Chief Executive Officer. Our Chief Executive Officer has primary responsibility for the operational leadership and strategic direction of the Company.

Board of Directors Oversight of Risk

The Board of Directors actively monitors the Company’s risk profile, including through review of quarterly reports by its Risk Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies. The Company has established a standing Risk Committee of the Board of Directors. The Risk Committee is charged with oversight of enterprise risks, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its Enterprise Risk Management Program. The Audit and Finance Committee has shared responsibility for risk with specific responsibility for overseeing financial risks not addressed by the risk committee, including risks associated with preparation of financial statements. Members of management report to the Audit and Finance Committee and the Risk Committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company. It is a requirement that at least one member of the Risk Committee also serve on the Company’s Audit and Finance Committee. The full Board participates in an annual table-top exercise to test and assess our responses and processes in connection with a potential event.

The day-to-day enterprise risk management responsibilities for the Company are overseen by a management risk committee of the Company comprised of the Chief Internal Operations Officer, the Chief Financial Officer, the General Counsel, the Chief Accounting Officer, the Chief Human Resources Officer, and other key executives and management of the Company, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Internal Operations Officer has primary responsibility for reporting to the Risk Committee and the Audit and Finance Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

The management risk committee also selects topics with regard to specific risks and potential vulnerabilities related to particular business areas and mitigation strategies that are discussed periodically with the Risk Committee and the Audit and Finance Committee, respectively. These deep dive topics may include, among other things, business continuity planning, business execution, security and cyber risks, corporate, financial, talent and market risks. The management risk committee meets regularly and performs an annual enterprise risk assessment to identify and assess risks to the Company based on the probability of occurrence and the potential financial or reputational impact to the Company. The Company purchases cyber risk insurance with broad first party and third party coverage in an amount customary to our industry, but the Company has not made any cyber risk insurance claims to date.

Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not require the separation of the offices of the Chair of the Board of Directors and the Chief Executive Officer, as described under “Board of Directors Leadership Structure” above.

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Anti-Hedging Policy

Our insider trading compliance policy prohibits our officers, directors, employees, contractors, consultants or agents from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, derivative or other similar transaction that is designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock, often in exchange for all or part of the potential for upside appreciation in the stock, owned by any officer, director, employee, contractor, consultant or agent is prohibited. In addition, our insider trading compliance policy provides that our directors, officers, employees, contractors, consultants and agents are prohibited in pledging their shares of our common stock as collateral for a margin account or loan.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct that governs our Board of Directors, senior officers (including our Chief Executive Officer and Chief Financial Officer), and employees. Copies of our Code of Ethics and Business Conduct can be found on the Company Information page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, Maxar Technologies Inc., 1300 120th Avenue, Westminster, Colorado 80234. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC, the NYSE, or the TSX. For the year ended December 31, 2020, there were no waivers of any provisions of our Code of Ethic and Business Conduct.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide for responsible oversight and governance of the Company and management, and which are reviewed at least annually. Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board of Directors; composition of the Board of Directors, director responsibilities, director nomination procedures and qualification standards; director independence standards; director orientation and continuing education; procedures for annual performance evaluations of the Board of Directors and the committees; formal evaluation of our Chief Executive Officer; and succession planning and management development. The Nominating and Corporate Governance Committee regularly assesses our governance practices in light of market benchmarks and best practices. The Corporate Governance Guidelines are reviewed annually by the Board of Directors. A copy of our Corporate Governance Guidelines can be found on the Governance Documents page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

Succession Planning

The Board of Directors is responsible for the development, implementation and regular review of a succession plan for the Chief Executive Officer, and oversees and provides input to the Chief Executive Officer on succession planning for our other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability and stockholder value creation. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Director Evaluation Process

The Board of Directors, through the Nominating and Corporate Governance Committee, establishes criteria and processes for the annual self-evaluation of the Board of Directors, each committee and each individual member of the Board of Directors. The self-evaluations focus on the contribution to the Company by the Board of Directors, each committee and each individual member of the Board of Directors, and specifically focus on areas in which a better contribution could be made. The Board of Directors has determined that every three years, it will engage an independent consultant to assist with its self-evaluations. The Board of Directors believes that through its annual self-evaluation and triennial third-party evaluation, the Board of Directors will continue to evolve to meet the Company’s long-term strategic needs and the interests of our stockholders.

Communication with the Board of Directors

The Board of Directors encourages our stockholders and other interested parties who are interested in communicating with our Board of Directors, the Chair of the Board of Directors, or the independent directors as a group to communicate by mail as follows:

Board of Directors of Maxar Technologies Inc.

c/o Corporate Secretary

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Additionally, stockholders and other interested parties who are interested in communicating with the Chair of the Board of Directors or the independent directors as a group may do so electronically by emailing: independentdirector@maxar.com.

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Correspondence received will be reviewed by our General Counsel or another designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of such person, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit and Finance Committee and handled in accordance with procedures established by the Audit and Finance Committee with respect to such matters.

Related-Person Transactions Policies and Procedures

Our Board of Directors adopted a formal Related-Person Transaction Policy, which sets out our policies and procedures for the review, approval, or ratification of any Related-Person Transaction. Under the Related-Person Transaction Policy, the Audit and Finance Committee will review the relevant facts and circumstances of each Related-Person Transaction and either approve or disapprove the Related-Person Transaction. Such review shall include, but not be limited to:

●	Whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;
●	The extent of the Related-Person’s interest in the transaction; and
●	The conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Business Conduct.

Management presents to the Audit and Finance Committee each proposed Related Person Transaction, including all relevant facts and circumstances and updates the Audit and Finance Committee as to any material changes to any approved or ratified Related-Person Transaction. No member of the Board of Directors may participate in approval of a Related Person transaction for which he or she is a Related Person.

For the purposes of Maxar’s Related-Person Transaction policy, a “Related-Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction,” though transactions involving lower amounts may be material based on the facts and circumstances. A “direct or indirect material interest” of a Related Person may arise by virtue of Control (as defined in the policy) or significant influence of the Related Person to the transaction or by direct or indirect pecuniary interest of the Related Person in the transaction. A “Related Person” is defined as:

●	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
●	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
●	any “Immediate Family Member” (any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner) of any of the foregoing persons as well as any other family member who might control or influence or who might be controlled or influenced by the forgoing persons because of his or her family relationship (this may, for example, capture a relative receiving monetary support from such person);
●	any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having “Control” or significant influence or in which such person has a 5% or greater beneficial ownership interest; or
●	any firm, corporation or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer).

The Company’s Related-Person Transaction Policy was adopted effective January 1, 2019.

Certain Relationships and Related-Party Transactions

Since the beginning of our last fiscal year, there were no transactions, and there are currently no proposed transactions, in which: (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

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Environmental, Social and Governance Matters

At Maxar, our Purpose and Values drive everything we do, influencing our decisions and guiding our efforts to use the Company’s extraordinary capabilities and people to improve and sustain the world in which we live.

Our commitment to good corporate citizenship, environmental sustainability, and a positive, ethical culture help our business to be successful and our various stakeholders to be the beneficiaries of that success. To that end, we have made a concerted effort over the past two years to focus and build on our environmental, social and governance (ESG) programs and practices.

Our ESG Mission Statement is to take a sustainable stance For A Better World by applying leading environmental, social and governance practices to the innovations and solutions we create that make the world a better place for everyone.

Everyone at the Company, from our Board of Directors to management to the employee base, has a role to play in ESG. The Board of Directors plays a critical ESG role at Maxar. Every Board Committee has responsibility for some aspect of ESG. Oversight of ESG policies and programs is a responsibility that was specifically added in 2019 to the Charter of the Nominating and Corporate Governance Committee, which also is responsible for corporate governance and enforcement of the Company’s Code of Ethics and Conduct. In addition to oversight responsibility for the Company’s annual financial statements and audit, the Audit and Finance Committee ensures that financials risks, compliance matters and ethics complaints are properly managed and addressed. The Compensation Committee oversees the goals and risks associated with Maxar’s compensation programs and our human capital. And the Risk Committee is responsible for, among other things, overseeing the Company’s Enterprise Risk Management Program and plans for managing key business concerns, such as cyber security and information technology.

Maxar management incorporate ESG principles into all aspects of our business. Indeed, the resiliency and long-term sustainability of our business is especially evident in our response to, and operational posture during, the global coronavirus pandemic. Through strong leadership, continuity planning, a robust crisis response program, and a laser-focus on the needs and safety of our employees and customers, Maxar has successfully maintained business operations throughout the pandemic. Work on critical customer projects continued, the Company’s 2020 intern program (with more than 150 interns) was preserved entirely and converted to a virtual experience, and widespread layoffs and pay reductions were avoided. (Read more about our response to COVID-19 in our Impact Report).

Our employees also meet the commitment in many ways not only through their work responsibilities, but also through their own initiative that goes above and beyond their job duties. Some examples of these projects:

●	a group, open to all employees, dedicated to addressing climate change at work and at home
●	development of and participation in employee resource groups
●	community volunteer projects addressing hunger, homelessness, underprivileged youth and STEM programs
●	innovative use of Maxar capabilities and talent to aid COVID-19 response efforts in our local communities (see the story in our Impact Report about the face shields made at Maxar and distributed to front-line workers in Northern California)

In the past year, we also reinforced our commitment to strong ESG policies and practices by expanding our ESG and Diversity, Inclusion and Belonging teams, in addition to appointing one of our executives to lead the ESG function.

ESG Program and Policies

The information below describes some of our ESG programs, policies and initiatives. To learn more about Maxar’s corporate governance, see the Corporate Governance section of this Proxy, beginning on page 28.

In 2021, we plan to form an ESG Council comprised of geographically dispersed and diverse representatives from multiple business units. The ESG Council will be responsible for identifying short- and long-term goals aligned with stakeholder input and enhancing employee awareness of the Company’s commitment to sustainability.

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ESG Policies and Statements

Maxar has numerous policies, statements and training programs in place consistent with our corporate values and commitment to ethical business practices. Many of the policies and statements can be found on the Maxar website, including the Code of Ethics and Business Conduct.

Environmental Initiatives

Responsible management of the impacts of our business on natural resources, the environment and space is of critical importance to us, particularly in our manufacturing operations located in California. Maxar’s manufacturing processes adhere to strict federal and California state regulations for air and water emissions and waste disposal. Through environmental management, we comply with environmental regulations and aim to reduce our impact on climate change. In 2020, no environmental fines, penalties or violations were imposed on the Company.

Across our facilities, we deploy various strategies to minimize energy usage, water usage, waste creation and greenhouse gas (GHG) emissions.

Energy Efficiency and Reduced Emissions:

●	An optimization project at our Palo Alto facility to optimize the use of office space to reduce energy consumption in underutilized buildings reduced energy consumption.
●	Maxar’s main facilities use systems to monitor and adjust HVAC settings and air balancing to reduce energy usage.
●	Ongoing programs to assess and replace poor efficiency heating and cooling equipment are in place.
●	Efficient LED lighting is installed in new construction and renovation projects and 8 LED retrofits were completed last year.
●	Our headquarters facility in Colorado implemented a new light-harvesting system which monitors the amount of light shining through windows and adjusts the outer row of interior lighting accordingly. Free electric vehicle charging stations are available to employees at Maxar’s headquarters facility.
●	Starting in 2017, Maxar began a large data and server migration to secure cloud services. Initially over 100 petabytes of data were migrated and Maxar continues to improve energy usage for data by consolidating data centers and moving servers to the cloud.

Air Quality:

●	To ensure a safe environment for our essential workers working on-site, Maxar installed ionization air systems in most offices and buildings where our essential personnel work.
●	Manufacturing process and procedures ensure air quality and safety for employee wellbeing.
●	Maxar uses low volatile organic compound (VOC) materials for construction and renovation projects to reduce GHG emissions and promote healthy workspaces.
●	Maxar is vigilant in our review of hazardous material used in production and we have eliminated use of any Class I ozone-depleting substances.

Water Conservation, Waste and Recycling:

●	Reclaimed water is used for irrigation at Maxar’s headquarters.
●	At most Maxar facilities, including headquarters, Maxar employs recycling and composting programs that mitigate the amount of landfill waste generated.
●	As much as possible, electronic contract management is utilized to reduce paper usage and waste.
●	E-waste programs are in place both for our manufacturing facilities and offices.
●	Maxar pays particular attention to reducing our hazardous waste production. Beginning in late 2015, we introduced a permitted process that evaporates the water content from the waste stream and collects the waste residue for disposal. Over the years, this process eliminated approximately 80 percent of our hazardous waste.

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Social and Human Capital Initiatives

The unique capabilities, innovations and successes of Maxar are attributable to the employees, partners and stockholders who help power these achievements, and the many other stakeholders our business serves including customers, regulators, and neighbors. People are at the core of everything we do, and the value we place on people is highlighted by our various social initiatives.

Maxar Foundation

●	In 2020, the Company formed the Maxar Foundation. The Foundation’s stated Mission is to support organizations that improve the lives of individuals, embrace their diversity, and provide them with the tools and opportunities needed to thrive with a particular focus on the advancement of STEM education for underserved and diverse people, help for veterans and active-duty military and their families and support for global natural disaster preparedness and relief.
●	The Foundation is governed by a board of directors, with advice and counsel provided by a 12-member advisory committee of employees who reflect our diversity, including with respect to geography, function, management level, tenure, ethnicity, race, age and gender.

Employee Engagement and Development

●	Maxar regularly seeks employee input through regular engagement surveys (at least two per year), and additional pulse surveys, the results of which are shared by the CEO and executive leadership team at townhall meetings and through other communications.
●	In 2020, we evolved our performance assessment from an annual performance review process to a process that facilitates real-time feedback and designated quarterly check-ins between supervisors and employees.
●	Life-long learning and professional development is encouraged at Maxar with (1) student loan repayment and tuition reimbursement benefits, (2) self-guided learning provided through LinkedIn Learning, and (3) formal, structured executive and management leadership programs.

Diversity, Inclusion, and Belonging

●	A commitment to diversity, inclusion and belonging (DIB) was elevated in 2020 with the formation of a DIB Executive Steering Committee comprised of some of the Company’s most senior level executives. This Committee engaged in multiple listening sessions with employees around the world to encourage open and frank conversations about diversity and inclusion at Maxar and beyond, and the identification of ideas, tools and resources to address the needs and concerns of our employees.
●	Maxar’s DIB strategy supports numerous Employee Resource Groups including those for women employees, Black and African American employees, Hispanic/Latinx employees, LGBTQ+ employees, differing abilities and veteran employees.

Health and Safety

●	Maxar’s Environmental, Health and Safety (EH&S) organization helps ensure that we provide safe work conditions for all our employees, partners and visitors.
●	Health and safety training classes are conducted regularly and are available in computer-based training modules to ensure easy accessibility and compliance with social distancing requirements.
●	Volunteer emergency coordinators are trained in CPR, first aid, and emergency evacuation protocols.
●	Maxar’s 2020 manufacturing Occupational Safety Health Agency (OSHA) Recordable Incident Rate (RIR) of .77 is below the Aerospace Product Manufacturing Industry’s 2019 average rate of 2.00 (2020 rates not yet available).

Information Security

●	Maxar’s SVP, Chief Internal Operations Officer has overall responsibility for the Company’s information security organization. Maxar’s Enterprise Cyber Security team, which reports to the SVP, Chief Internal Operations Officer, consists of a dedicated staff with expertise in cyber security operations, security engineering, security architecture, and cyber risk management. This includes the continuous monitoring of IT assets to mitigate tactical and emerging risks.
●	Maxar has established a data-centric approach to help create resilient capabilities that enables growth and velocity of the business while protecting what is valued most. Data privacy, security and the confidentiality of employee and customer information is a priority. Maxar has established requirements for the confidentiality, integrity and availability of information assets through a robust policy suite aligned to the NIST 800-171 framework.

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●	Maxar is institutionalizing a risk aware culture as part of a continuous process for effective enterprise risk management. Security Awareness and Training activities are executed on a continuous basis and aligned to the current cyber threat landscape. Maxar conducts required training on safeguarding protected information, including role-based security training, and confidentiality expectations are reinforced at the time of hire, throughout employment, and upon departure to reinforce security best practices and concepts.
●	Maxar executes defined operational processes that facilitate timely, effective and orderly management of information security incidents based on their nature, severity and risk. Maxar performs end-to-end testing of its Incident Response processes on an annual basis via Tabletop Exercises on new or emerging threat scenarios with Board engagement in the simulation. The Cyber Incident Response Plan is typically tested quarterly to help ensure personnel understand their roles and responsibilities and help ensure the plan is updated to reflect new roles or processes.
●	Maxar conducts multiple audits, assessments and penetration tests designed to independently identify risk and assist with compliance to information security requirements. Maxar’s Internal Audit organization, third parties and U.S. Government auditors support this effort.
●	Maxar executes a Threat Program, leveraging monitoring and assessment tools, and is integrated with Maxar Enterprise Risk Management. This program seeks to help prevent the willful and/or inadvertent disclosure of company information, by endeavoring to educate individuals, and detect behaviors that may be a threat to Maxar.
●	Maxar carries cyber security insurance to help provide coverage for damages and costs sustained by a cyber-attack or business interruption loss caused by a malicious act.

Vendors and Suppliers

●	Maxar maintains quality management systems (QMS), accredited to either ISO 9001:2015 or AS9100 standards. These programs encompass all Maxar purchasing and subcontracting processes. In addition, when required by contractual obligations, Federal Acquisition Regulations compliant processes, are also applied. The Maxar QMS programs represent our commitment to delivering consistently high-quality products and services and this commitment extends to our vendors and subcontractors to ensure they comply with customer, regulatory and our internal standards.
●	Maxar supports vendor diversity through consideration and retention of vendors classified as Small Business, Small Disadvantaged Business, Women-Owned Business, HUBZone Business, Minority Institutions, Historically Black Colleges and Universities, Veteran-Owned Small Business, and Service-Disabled Veteran-Owned Small Business.

Community Partnerships

●	Our employee base is very active in our communities. Even during COVID-19, our employees are committed to serving the communities in which they live and work. In California, for example, our essential workers in our manufacturing facilities volunteered to support the community by designing, producing and delivering over 4,000 face shields to front-line medical workers.
●	Maxar’s Open Data Program supports the greater geospatial community by providing the most accurate data and analytics in times of disaster. When crises occur, Maxar is committed to supporting the humanitarian community by providing critical and actionable information to assist response efforts. (See our 2020 Impact Report for more information).
●	Maxar’s News Bureau is a partnership program with trusted and respected media organizations that leverages Maxar technology for social good and global transparency. (See our 2020 Impact Report for more information).
●	Maxar’s Purpose Partner program empowers nonprofits that uniquely benefit from the Company’s geospatial data and analytics. (See our 2020 Impact Report for more information).

COVID-19 Response Initiatives

During the first weeks of March 2020, as the impact of the global pandemic was first recognized, Maxar activated its standing business continuity crisis response program, stood up a COVID-19 Crisis Response Team and successfully postured the business for ongoing business operations. Consistent with our standing crisis response protocols, we regularly consulted with government, public health and business leaders at the county, state and national levels to help protect and support our workforce and continue to serve our customers.

Maxar’s response was immediate, multi-faceted, and effective at addressing the evolving needs of the business. While we highlight below a few of our actions, more information is available in our 2020 Impact Report.

●	In less than one week in March, we transitioned approximately 75% of our workforce to full-time work-from-home status, enabling greater protection of our workforce whose jobs require them to work on-site.
●	At-home workers were supported through enterprise collaboration tools, enhanced secure remote connections, and financial stipends to help set up home offices.

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●	On-site essential workers were supported through enhanced air quality installations, stringent cleaning protocols, state-of-the-art temperature screenings, modified workstations to facilitate social distancing, company-provided PPE, and complimentary daily meals.
●	Our pipeline of employees was well supported as well. Maxar’s 2020 Intern Program was preserved entirely, with 154 interns gaining valuable experience through a converted-to-virtual experience.
●	Employee well-being was prioritized and supported through a variety of strategies including increased and regular communications from executive leadership and Human Resources, employee surveys, enhanced leave programs, expanded mental health benefits, special programs and training hosted by internal and external experts to avoid, detect and address mental health issues, and an emergency response program to assist employees impacted by the confluence of COVID-19 and natural disasters (such as hotel room reimbursements and PTO donations for California employees evacuated from their homes due to wildfires).
●	Job security was protected with Maxar able to avoid widespread layoffs and pay reductions.

Executive Leadership Team

The role of our executive leadership team is to define our strategy and formalize clear objectives, including businesses and market segments. Our Company’s success is dependent upon the right people, culture and organizational structure. The Board of Directors also recognizes the importance of effective executive leadership to our success. Each member of our executive leadership team serves at the pleasure of the Board of Directors. Please see Proposal 1 – Election of Directors - Our Board Members, for Mr. Jablonsky’s biography.

The following are the members of our executive leadership team as of March 15, 2021:

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joined Maxar in August 2018 as our Executive Vice President and Chief Financial Officer. Prior to joining Maxar, Mr. Porter served as Executive Vice President and Chief Financial Officer of Fluor Corporation from 2012 until 2017. Prior to Fluor, Mr. Porter served as Chief Financial Officer of Tenet Healthcare Corp and held other leadership positions at Raytheon, Northrop Grumman and TXU. Mr. Porter also served as a director of Bristow Group from June 2016 until October 2019 and was a member of their audit committee and served as a member of the board of directors of Perspecta Inc. from May 2018 until October 2018. Mr. Porter has a bachelor’s degree in accounting from Duke University and a Master in Professional Accounting (MPA) from the University of Texas at Austin and is a certified public accountant.

Biggs C. Porter

Age 67

Executive Vice President, Chief Financial Officer

Mr. Porter joined Maxar in August 2018 as our Executive Vice President and Chief Financial Officer. Prior to joining Maxar, Mr. Porter served as Executive Vice President and Chief Financial Officer of Fluor Corporation from 2012 until 2017. Prior to Fluor, Mr. Porter served as Chief Financial Officer of Tenet Healthcare Corp and held other leadership positions at Raytheon, Northrop Grumman and TXU. Mr. Porter also served as a director of Bristow Group from June 2016 until October 2019 and was a member of their audit committee and served as a member of the board of directors of Perspecta Inc. from May 2018 until October 2018. Mr. Porter has a bachelor’s degree in accounting from Duke University and a Master in Professional Accounting (MPA) from the University of Texas at Austin and is a certified public accountant.

Dr. Walter S. Scott

Age 63

Executive Vice President, Chief Technology Officer

Dr. Scott is Maxar’s Executive Vice President and Chief Technology Officer. As such, he is responsible for the development of Maxar owned space assets, Maxar’s technology roadmap including system architecture, space mission architecture and R&D investments, and government relations. He was DigitalGlobe's founder and served as its Executive Vice President and Chief Technical Officer. He was responsible for DigitalGlobe's Platform and Services Business Units, as well as space system acquisition and government relations. From 1986 through 1992, Walter held a number of technical, program, and department management positions at the Lawrence Livermore National Laboratory, including serving as the assistant associate director of the Physics Department. Prior to this, Walter served as president of Scott Consulting, a Unix systems and applications consulting firm. Walter holds a Bachelor of Arts in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Leon Anthony Frazier

Age 50

Executive Vice President, Global Field Operations

Mr. Frazier joined Maxar in 2017 after its acquisition of DigitalGlobe and serves as our Executive Vice President of Global Field Operations. In this role he leads all sales, business development, and services delivery activities for the Company. Prior to this role Mr. Frazier served as President of Radiant Solutions, which was formed by combining the Geospatial Services across legacy portions of Maxar from 2017 until 2019. Mr. Frazier served as Senior Vice President, General Manager of DigitalGlobe’s Services business from 2013 and prior to DigitalGlobe’s acquisition of GeoEye, Inc. in 2013, led GeoEye’s Marketing and Communications team since 2010. Prior to GeoEye, Mr. Frazier served as Senior Director of Product Management at Cisco Systems, where he brought to market emerging technologies core to Cisco’s video and collaboration strategy. Prior to Cisco, Mr. Frazier held senior marketing roles at Infor, iPhrase Technologies an MIT start-up acquired by IBM, and  pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Since March 2021, Mr. Frazier has served as a member of the board of directors of Iridium Communications Inc. (Nasdaq: IRDM). Mr. Frazier holds a Bachelors of Systems Engineering from the University of Pennsylvania and an MBA with distinction from Harvard University.

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James C. Lee

Age 50

Senior Vice President, General Counsel and Corporate Secretary

Mr. Lee joined Maxar in April 2019 as our Senior Vice President, General Counsel and Corporate Secretary.  Prior to joining Maxar, Mr. Lee was Senior Vice President and Deputy General Counsel at Aramark Corp. where he was employed since August 2004. At Aramark, Mr. Lee led the legal function for Aramark Uniform Services, a segment of the business with $2.4 billion in annual revenue and 21,000 employees, and for Aramark Refreshment Services, as well as the real estate, M&A and labor relations functions for those businesses. Prior to that role, Mr. Lee was a mergers & acquisitions and securities attorney at O’Melveny & Myers in Los Angeles. He also served as Vice President and General Counsel at eConnections, Inc., a supply chain and purchasing software company. Mr. Lee received his bachelor’s degree in Economics from Yale University and his J.D. from Harvard Law School.

Elizabeth Andora

Age: 54

Senior Vice President, Chief Human Resources Officer

Ms. Andora joined Maxar in 2018 and currently serves as our Senior Vice President and Chief Human Resources Officer after serving as DigitalGlobe’s Vice President, Human Resources. As the CHRO Ms. Andora is responsible for developing and driving organizational and people strategies aligned with the strategic and tactical initiatives of the Company. Ms. Andora brings over 20 years of experience and has a strong background in leading human resources operations for startup to mid-size to large technology companies through critical stages of strategic growth. More recently Ms. Andora held the position of VP, People and Places for Rally Software. She played a key role in preparing for the IPO by developing and establishing the people programs that effectively led to a successful IPO. Prior to Rally, Ms. Andora held various HR leadership positions with Sun Microsystems and Hewlett-Packard. Ms. Andora graduated from the University of Colorado in Boulder with a BA in Political Science, and an MBA in Marketing and Management.

Nancy Coleman

Age: 50

Senior Vice President, Chief Marketing and Communications Officer

Ms. Coleman joined Maxar in 2017 after its acquisition of DigitalGlobe and currently serves as our Senior Vice President, Marketing and Communications after serving as our Vice President of Corporate Communications. She previously served as Senior Director of Communications at DigitalGlobe, a position she assumed when GeoEye and DigitalGlobe combined in 2013. Prior to that role, Ms. Coleman was Senior Director, Marketing & Communications at GeoEye for eight years. Ms. Coleman also held corporate marketing and communications positions at leading technology and information businesses including SGI and Engility. She received a bachelor’s degree in public communications from the American University in Washington, D.C.

Jeffrey Culwell

Age: 49

Senior Vice President, Chief Product Officer

Mr. Culwell joined Maxar in 2017 after its acquisition of DigitalGlobe and currently serves as our Senior Vice President, Chief Product Officer. Mr. Culwell joined DigitalGlobe in 1998 and last served as DigitalGlobe’s Senior Vice President, Operations, providing low latency imagery via direct access to the satellite or via electronic terrestrial communications. He was also responsible for our satellite constellation, remote ground terminals, and our customer installations enabling direct access to the constellation. Prior to DigitalGlobe, Mr. Culwell was at the Jet Propulsion Laboratory working on the Galileo mission to explore Jupiter and its moons and subsequently working on the Deep Space 1 mission to prove 13 new satellite technologies. Mr. Culwell holds a Bachelor of Science degree in Aerospace Engineering Sciences from University of Colorado at Boulder, and a Master of Science in Mechanical Engineering from California State University, Los Angeles.

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Carolyn Pittman

Age 57

Senior Vice President, Chief Accounting Officer

Ms. Pittman joined Maxar in 2019 and currently serves as our Senior Vice President, Chief Accounting Officer. Prior to joining the Company, Ms. Pittman was Vice President-Finance and Controller for Huntington Ingalls Newport News Shipbuilding from 2011 to 2018. Ms. Pittman joined Huntington Ingalls Newport News Shipbuilding in 2011, a spin-off of the Northrop Grumman Corporation. At Northrop Grumman, Ms. Pittman was Vice President and Chief Financial Officer, Enterprise Shared Services and Information Technology, from 2008 to 2011. She joined Northrop Grumman as a manager in 1995 and attained positions of increasing responsibility, including Vice President, Sector Controller, Vice President, Internal Audit, and Chief Audit Executive. Ms. Pittman began her career with Ernst & Young LLP, where she held positions within audit and assurance services from 1985 to 1995. Since August 2017, Ms. Pittman has served as a member of the board of directors of Minerals Technologies Inc. (NYSE: MTX), where she is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Pittman holds an MBA in Finance from Dallas Baptist University and a Bachelor of Science in Business Administration from the University of Arkansas. Ms. Pittman is a Certified Public Accountant and a Certified Information Systems Auditor.

E. Jeff Robertson III

Age: 53

Senior Vice President, Chief Internal Operations Officer

Mr. Robertson joined Maxar in 2017 after its acquisition of DigitalGlobe and serves as our Senior Vice President, Chief Internal Operations Officer. Mr. Robertson previously served as Maxar’s Senior Vice President, Chief Information Officer and Chief Risk Officer and as DigitalGlobe’s Chief Information Officer and Chief Security Officer.  Prior to joining DigitalGlobe in 2014, from 2009-2013, Mr. Robertson led the Information Technology organization at ADT Security Services, where he served as Chief Information Officer. ADT provides security, video and home automation solutions to over 6.5 million residential customers and over 100,000 large corporations and U.S. Government agencies. Mr. Robertson started his career at IBM and spent ten years at Andersen Consulting (later known as Accenture) supporting Finance & Performance Management for some of their largest global customers. Mr. Robertson holds a BA in Economics from Northwestern University.

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AUDIT RELATED MATTERS

Audit and Finance Committee Report

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee’s role is to assist the Board of Directors of Maxar in its oversight of: (i) the integrity of Maxar’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor.

The Audit and Finance Committee reviewed and discussed with management, the internal auditor and KPMG, management’s assessment of the effectiveness of Maxar’s internal control over financial reporting and KPMG’s evaluation of Maxar’s internal control over financial reporting. The Audit and Finance Committee reviewed and discussed with management and KPMG, the audited financial statements for Maxar for the fiscal year ended December 31, 2020.

The Audit and Finance Committee discussed with the independent auditors the materials required to be discussed by Auditing Standard No. 1301, Communications with Audit and Finance Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit and Finance Committee received from KPMG the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit and Finance Committee reviewed these materials and discussed the firm’s independence with KPMG.

Throughout the year, the Audit and Finance Committee further discussed with management and KPMG other relevant and emerging topics. These topics included the financial impacts and related disclosures as a result of COVID-19 along with any implications on internal controls over financial reporting and cybersecurity. Additionally, the Audit and Finance Committee worked closely with the Risk Committee.

Based on such review and discussions, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved for inclusion in Maxar’s Annual Report and for filing with the SEC the audited financial statements of Maxar in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Audit Committee also appointed KPMG as Maxar’s independent auditors for the fiscal year ending December 31, 2021, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

The Audit and Finance Committee NICK S. CYPRUS, Chair GILMAN LOUIE L. ROGER MASON, JR. EDDY ZERVIGON

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Audit and Non-Audit Fees

The following table summarizes the aggregate fees billed to either the Company by KPMG LLP and its affiliated member firms for fiscal years 2020 and 2019:

	2020	2019
	($)	($)
Audit Fees(1)	3,233,412	5,762,203
Tax Fees(2)	170,044	396,024
Audit-related Fees(3)	2,500	189,726
Total	3,405,956	6,347,953

(1)	Fees for the audit of our annual financial statements included in our annual report on Form 10-K, the audit of our internal control over financial reporting, the review of the financial statements included in our quarterly reports, audit services provided in connection with other regulatory filings, and statutory audits.
(2)	Tax fees consisted of fees for tax advisory services and tax compliance services.
(3)	Audit-related fees related to financial due diligence support.

Pre-Approval of Independent Auditor Services

All services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit and Finance Committee or its delegate. As set forth in its charter, the Audit and Finance Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit and Finance Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit and Finance Committee may delegate responsibility for pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Audit and Finance Committee. In 2020 and 2019, all services of KPMG were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee concluded that the provision of non-audit services was compatible with maintaining the independence of KPMG.

The Report of Independent Registered Public Accounting Firm issued by KPMG on the Company’s consolidated financial statements and the Company’s internal control over financial reporting as of and for the fiscal year ended December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, or audit scope. The 2020 financial statement opinion was modified to include emphasis of matter related to the Company’s change in accounting for Leases due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) on January 1, 2019, and the Company’s adoption of Accounting Standards Update No. 2019-12, Simplifying the Accounting for Income Taxes (Topic 740) on January 1, 2020. As of the year ended December 31, 2019, the Company had remediated the material weaknesses in the Company’s internal control over financial reporting that were identified during the Company’s evaluation over reporting as of and for the year ended December 31, 2018.

In connection with its audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2020.

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COMPENSATION DISCUSSION & ANALYSIS

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Executive Summary

The Compensation Discussion & Analysis (“CD&A") describes the Company’s compensation philosophy and program for the Named Executive Officers listed below during 2020. It also describes our 2020 performance and the compensation decisions made by the Compensation Committee (or the “Committee” within this CD&A).

Our compensation philosophy and governance guidelines are the foundation for our program design and decision-making. The approach to compensation is informed by the business strategy and the evolving landscape, shareholder feedback and the balance of attracting and retaining key talent. The key components are listed beginning on page 46 of this document, and our actions are highlighted throughout the document with a corresponding green check mark. √

2020 Named Executive Officers (NEOs)

Our 2020 NEOs and their titles are as follows:

Name	Title
Daniel L. Jablonsky	President and Chief Executive Officer (CEO)
Biggs C. Porter	Executive Vice President, Chief Financial Officer (CFO)
Walter S. Scott	Executive Vice President, Chief Technology Officer
Leon Anthony Frazier	Executive Vice President, Global Field Operations
James C. Lee	Senior Vice President, General Counsel and Corporate Secretary

Business Overview and 2020 Performance and Strategic Initiatives

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,300 team members in 20 global locations are inspired to harness the potential of space to help our customers create a better world.

2020 was an extraordinary year. By March 2020, 75% of Maxar’s employees were working virtually, and our facilities went into safety and cleaning protocols to enhance employee safety. Despite the challenges and distractions, Maxar was able to execute on business initiatives and deliver business results, In 2020, we:

●	Delivered for our customers, including our National Security customers and their vital missions
●	Went above and beyond in holding and creating stockholder value
●	Maintained employee engagement at levels above Technology benchmarks
●	Focused on the best decisions and actions for our employees, customers, and stockholders
●	Did not reduce pay or benefits for our employees, although we delayed merit increases for a short time to give us time to assess the impacts of the COVID-19 environment on our business
●	Created COVID-19 protocols for safety and cleaning in all of our facilities
●	Focused on strategies that provided resiliency for our team members and provided enhanced support such as lunches provided for on-site employees, a stipend for equipment for employees working remote, and additional leave support
●	Executed on strategies that provided resiliency for our customers, as we have been able to keep our operations open
●	Delivered above target results in spite of the challenges

Our operational and financial highlights for 2020 included the following:

Sale of MDA: Despite uncertainty in the financial markets, in April 2020, Maxar was able to successfully complete the sale of the Canada-based segment, MDA, to Northern Private Capital, re-domesticating those capabilities that are viewed as critical to Canada’s space programs.

The sale of MDA served to support our continuing efforts to reduce Maxar’s overall debt and leverage ratio and improve the Company’s financial position.

Key financial results: We generated $1.7 billion in revenue, $303 million in net income and $422 million in Adjusted EBITDA in 2020 while making solid progress in positioning Maxar for sustained top and bottom-line growth, including efforts to reduce debt and deploy capital in a disciplined fashion, re-engineer and diversify the Space Infrastructure segment, and position the Earth Intelligence segment for long-term growth.

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Debt reduction and disciplined capital deployment: We closed the divestiture of MDA in the first half of 2020 and used proceeds to reduce indebtedness. We also closed the acquisition of the 50% of Vricon we did not already own during the second half of the year. We financed the Vricon acquisition by issuing new secured notes due 2027. The combination of these events better align future debt maturities with the positive cash flow streams we expect after the launch of our WorldView Legion constellation and the growth we expect from Vricon’s 3D capabilities.

Re-engineering Space Infrastructure business: We continued our reengineering efforts and reorganized to align authority and accountability across the leadership team. As part of this effort, we developed a new business capture process under our global field operations organization that leverages robust mission architecture support provided by our technology teams. We also placed new talent in leadership roles, in particular software development, mission architecture, and business development, through a combination of new hires and internal moves from Earth Intelligence. Additionally, we continued to develop financial systems and processes to support CAS / FAR compliance, a key enabler in our pursuit of further diversifying the business into civil, military and intelligence programs with the US government. Importantly, we booked over $961 million in new awards during the year, including six geosynchronous communications satellite awards, and posted more than 40% year-over-year growth in the final quarter of the year given recent awards.

Positioning Imagery and Services for long-term growth: Our operational teams ended the year successfully, meeting or exceeding the performance requirements of our service level agreement for the EnhancedView Follow On contract for a 22nd consecutive month. Over the course of the EnhancedView contract we met the demanding customer requirements an impressive 119 out of 124 months. This speaks volumes about our reliability, quality, and our resilience. As work continues on our proposal for the next EnhancedView contract, our past ongoing performance is a compelling demonstration of our track record and the consistent value we deliver. Importantly, we also saw continued growth and usage of our platforms across our customer sets: G-EGD now has more than 400,000 total users; NOME has grown to over 3,500 users; and SecureWatch has surpassed 200 customers. These statistics demonstrate the growing value add that our data and insights bring to our government and commercial customers around the globe. Finally, we had key wins and deepened our relationships with the most discriminating and innovative customers in the world, including the National Reconnaissance Office, National Geospatial-Intelligence Agency, U.S. Army, U.S. Air Force, Department of Homeland Security, Esri, HERE, Garmin, and key U.S. allies.

*Adjusted EBITDA is a non-GAAP financial measure; see the section entitled “Supplemental Information about Non-GAAP Financial Measures” on page 71 for reconciliation of non-GAAP measures and reasons we use them.

2020 Say on Pay Vote Results, Stockholder Outreach and What We Heard √

In 2020, we held a non-binding advisory vote of our stockholders on executive compensation (“Say on Pay”). Stockholders representing approximately 95.5% of our common stock in person or by proxy and entitled to vote on the proposal voted in favor of the Say on Pay proposal, an increase of approximately 20 percentage points over 2019. Based on the overwhelming support of our stockholders, our Compensation Committee determined not to make any significant changes to our compensation program following our annual meeting. However, we continue to drive alignment of our executive compensation with stockholder interests and with this result, we continued our outreach efforts to: (1) listen to any stockholder concerns; (2) solicit feedback on our executive pay programs and potential changes; (3) answer any questions about Maxar’s executive pay strategy, or other governance related questions, and (4) reinforce that Maxar’s business and compensation programs will continue to evolve in 2021 and future years.

This effort included highlighting Company actions and decisions through individual investor calls with management in April and November 2020, at analyst conferences, and Investor conferences. More specifically, a concerted outreach effort involved reaching out to the majority of Maxar’s largest thirty investors, who collectively represented approximately 60% of the Company’s voting stock, as our stockholder base evolved over 2020 due to our domestication as a U.S. public company and other activities.

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The outreach efforts were led by the Chair of the Compensation Committee, with support from Maxar’s Chief Human Resources Officer and others. The focus of these conversations was to discuss Maxar’s executive compensation program design, discuss our compensation philosophy and commitment to pay for performance, highlight our governance focus, and gather feedback. What we heard:

What We Heard	Company Actions
Ensure that executives and directors have more equity ownership in the Company.

Continued recently implemented approach of granting long-term incentive (“equity” or “LTIP”) in the form of equity-settled Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”).

We will complete our migration to a PSU grant with a 3-year cliff vesting and performance schedule with the 2021 PSU grant.

Performance metrics should address Company and stockholder priorities.

Continued application of an Adjusted Cash Leverage (“ACL”)* debt metric in our 2020 and 2021 PSUs, because it supports the Company’s efforts to de-leverage and is aligned with stockholder interest.

The sale of MDA significantly contributed to the ability for Maxar to further deleverage in 2020, a positive outcome in a year when many transactions were being canceled or delayed.

Pay programs should reward cash flow generation.

Retained Free Cash Flow* as an important metric in our short-term incentive plan. Cash flow goals represented 30% of the short-term incentive plan performance metrics for executives in 2019 and 2020, an increase from 20% in 2018.

Further, our PSU programs uses ACL as a metric, in order to drive management’s focus on our cash and balance sheet over the long-term.

Pay programs should align with Maxar’s stock performance.

Granted 2020 PSUs which are weighted 50% on relative Total Stockholder Return (TSR) performance which aligns our executives with shareholders and holds accountable to market performance expectations.

As noted in “2020 Target Pay Mix” 84% of the CEO’s target total direct compensation was in performance-based incentives, and 77% of our other NEOs target total direct compensation was in performance-based incentives.

*Free Cash Flow is a non-GAAP measure that is discussed in more detail below under the section entitled “2020 Short-Term Incentive Plan (STIP)”. Adjusted Cash Leverage is a non-GAAP measure and is described in more detail below in the section entitled “2020 Long-Term Incentive Plan (LTIP)”.

We will continue outreach efforts in 2021 so that we stay informed of stockholder perspectives and views on executive compensation.

2020 Compensation-Related Actions √

For 2020, the Board and Compensation Committee made the following key compensation determinations, which we believe, continue to reflect pay practices aligned with U.S. market expectations and further align our executives with stockholders.

●	Made no COVID-19 related pay or incentive adjustments aside from a reasonable delay in implementation of merit increases.
●	Maintained incentive compensation programs that tie payouts directly to Company and individual performance.
●	Approved payouts under our 2020 short-term incentive plan of 123% of target for our NEOs who were employed through the payment date in March 2021.
●	Continued our equity program, with 50% of the target value of awards issued as PSUs and 50% as RSUs.
●	The Compensation Committee and the Board approved grants of PSUs to our NEOs in Q1 of 2020, a partial grant of RSUs in Q1 and the remaining portion of the annual grant of RSUs in Q2. The PSUs require Maxar to achieve certain multi-year performance goals tied to Adjusted Cash Leverage and relative Total Shareholder Return (TSR,) and will not be earned unless certain minimum performance thresholds are met. The 2020 PSUs comprise 50% of our NEO’s 2020 target LTIP value, with the remaining LTIP value comprised of time-vested RSUs.
●	Refined our peer group in consultation with our compensation consultants for the purpose of benchmarking NEO compensation data and market practices.

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●	Continued to conduct compensation risk assessments to determine the appropriateness of our incentive plans and governance policies.
●	Conducted stockholder outreach in the spring and fall.

Objectives and Elements of our Compensation Program √

The overall objectives of our compensation program allow us to:

●	Attract and retain highly qualified executives committed to our values;
●	Motivate our executives to advance our business; and
●	Align the interests of our executives with the interest of stockholders.
	Element of Compensation	Purpose	Key Characteristics

Fixed	Base Salary	Provide a customary, fixed element to attract and retain highly qualified executives	Determined by role, experience of the individual, and competitive market data

At Risk	Short-Term Incentive Plan (“STIP”)	Reward executives for achieving critical annual financial and business and personal objectives

Earned based on annual financial performance criteria, including Revenue, Free Cash Flow, Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)*, and achievement against Personal Objectives

	Long-Term Incentive Plan (“LTIP”)	Link the interests of executives with stockholders, make decisions in the long-term interests of stockholders, retain and reward executives for achieving longer-term objectives	Combination of performance-vested and time-vested awards Performance-vested awards only vest upon the achievement of one, two and three-year goals Time-vested awards vest ratably over three years

*Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are discussed in more detail below under the section entitled “2020 Short-Term Incentive Plan (STIP)”.

Executives are generally eligible for programs aligned with all employees within their country of employment. Maxar offers minimal perquisites, primarily an executive physical program. In the United States we do not offer pension or other retirement plans, other than a 401(k) retirement plan that is offered to our U.S. employees generally.

Compensation Principles and Governance Highlights √

The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our stockholders, through application of the following principles:

●	Pay at Risk Tied to Company Performance: We support our overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 84% of Mr. Jablonsky’s targeted total direct compensation (consisting of base salary, target cash incentive opportunity and the fair value of equity awards) and 77% of targeted total direct compensation for our other NEOs, on average, tied to Company performance or the value of our common stock.
●	Stockholder Alignment: We link our executives’ and our stockholders’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.
●	Compensation Informed by Market Data: We annually review and consider executive compensation packages against market compensation data, including from a peer group of companies selected specifically for that purpose.
●	Absolute and Relative Pay-for-Performance: We structure components of pay to align with key performance metrics, using both absolute and relative measures.

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●	Incorporate Governance Best Practices: Our executive compensation practices are informed by best practices in governance, including:
What We Do		What We Don’t Do
√	Align short- and long-term incentive programs to stockholder interests	X	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
√	Engage with and seek feedback from our stockholders regarding our executive compensation program	X	We do not provide “single trigger” severance or equity award vesting in connection with a change in control
√	Conduct annual risk assessments of our compensation policies and practices	X	Our equity plan does not allow repricing of underwater options without stockholder approval
√	Maintain a clawback policy	X	We do not permit directors, officers, and employees to hedge our stock
√	Maintain rigorous stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	X	We do not permit directors, officers, and employees to pledge our stock
√	Compensation Committee retains an independent compensation consultant	X	We do not provide significant executive perquisites or supplemental benefits
√	Cap cash incentive and PSU payouts	X	We do not pay dividend equivalents on unvested RSU or unearned PSU awards

Compensation Philosophy and Objectives √

Maxar’s executive compensation philosophy is built on a commitment to link pay to performance and align our compensation incentives with stockholder interests. Executives are rewarded for achieving our key strategic business goals, and a substantial portion of each executive’s compensation opportunity is in the form of equity awards with value directly linked to our stock price. Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and challenging business environment and to compensate executives at competitive, but responsible, levels. We maintain executive compensation and governance risk-mitigating best practices (such as clawback policies, and executive and board stock ownership guidelines) to help ensure that our compensation programs do not encourage excessive risk taking. In addition, the majority of our compensation for our executives is in the form of equity, which further ties their interests to those of our stockholders. We believe that our balanced, performance-based approach best serves the interests of our stockholders.

A key component of our business strategy is to provide appropriate incentives to attract, retain, and motivate top talent. The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our stockholders and to provide value as the business continues to de-lever and profitably grow.

Executive Compensation Decision-Making Process √

The Compensation Committee devotes significant time throughout the year to executive compensation matters in order to align executive pay with corporate performance and stockholder interests. In determining executive compensation, the Compensation Committee obtains input and advice from our independent compensation consultants, and reviews recommendations from our CEO with respect to the performance and compensation of our other NEOs. Annually the Board of Directors, upon recommendation from the Compensation Committee, reviews and approves CEO compensation.

In determining appropriate executive compensation levels and design parameters, the Compensation Committee reviews the feedback we receive from investors and considers Maxar’s financial and stock price performance. The Compensation Committee structures the executive compensation program to: (1) link pay and performance; (2) align compensation with stockholder interests; (3) drive and support our business strategy; (4) attract and retain a qualified senior executive team to provide business continuity and strategic leadership; and (5) incorporate market and best practices with respect to compensation-related governance.

With the unprecedented uncertainty driven by the global impacts of COVID-19, the Compensation Committee retains discretion to review and modify metrics to ensure appropriate alignment of business objectives with incentive programs. However, no COVID-19 related adjustments were made to 2020 pay or incentives.

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Key Participants and Their Roles    √

The key roles and responsibilities of parties involved with executive compensation include the following:

ROLE	RESPONSIBILITIES
Board of Directors

•      Approves the CEO’s compensation with input and recommendation from the Compensation Committee

•      Approves share pool increases under equity plans (subject to stockholder approval)

•      If requested by the Compensation Committee, reviews and approves executive compensation, with input and recommendation from the Compensation Committee

•      Reviews and approves the Compensation Discussion & Analysis to be included in the appropriate filing

Compensation Committee

•      Reviews and approves:

•      performance metrics and goals under compensatory plans and arrangements

•      the peer group used for executive compensation

•      Reviews and approves the corporate goals and objectives with respect to the CEO’s compensation, and evaluates the CEO’s performance and makes recommendations to the Board of Directors regarding the CEO’s compensation

•      Reviews and approves the compensation of all executives other than the CEO

•      Reviews and approves the Company’s executive incentive compensation and equity-based plans, arrangements and awards

•      Considers stockholder feedback, business situation and market practices, among other factors, to help align our compensation programs with the interests of our stockholders and long-term value creation

•      Reviews and recommends to the Board of Directors that the Compensation Discussion & Analysis section be included in the appropriate filing

●
Approves the Compensation Committee Report included in our annual proxy statement

•      Oversees executive succession planning and senior leadership development

Independent Compensation Consultant

•      Provides advice and data to the Compensation Committee regarding our executive compensation program, including:

•      input on pay philosophy, best practices and market trends

•      selection of peer group

•      executive compensation practices and pay levels at peer group companies

•      design of short- and long-term cash and equity compensation, and changes to equity plans

•      Reviews and provides an independent assessment of the compensatory data and materials presented by management to the Compensation Committee

•      Independently meets in executive session with the Compensation Committee at each quarterly meeting of that Committee.

•      Reviews and comments on the Compensation Discussion & Analysis portion of our annual proxy statement (or annual report)

Chief Executive Officer

•      Evaluates executive performance and recommends adjustments to executive base salary and short- and long-term compensation (for other executives)

•      Develops business strategy and goals, which are considered and approved by the Compensation Committee and Board of Directors in the design of our executive compensation program

•      Recommends performance metrics and goals under the short- and long-term plans

Engagement of Independent Compensation Consultant √

The Compensation Committee again engaged Meridian Compensation Partners in 2020 to provide advice on compensation of the Company’s executive officers and Non-Employee Directors. Meridian did not provide any other services to the Company in 2020. Pursuant to SEC rules, the Compensation Committee has assessed the independence of the consultants engaged in 2020, and concluded that Meridian is independent and did not have any conflict of interest with the Company or any of its directors or executive officers.

Risk Considerations    √

While the Board of Directors has overall responsibility for risk oversight, each of the standing committees of the Board of Directors regularly assesses risk in connection with executing its responsibilities. As such, the Compensation Committee assesses the potential risks arising from our compensation policies and practices. The Compensation Committee and its independent compensation consultant reviewed and discussed the Compensation Committee’s risk assessment for 2020 including the governance components and roles and decision-making described earlier. The Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

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Compensation Competitive Analysis and Market Data    √

The Compensation Committee’s decision-making on executive pay levels and executive compensation program design is informed by benchmark compensation market data. However, executive compensation levels are not targeted to any particular reference point against peer group or other market data; instead the Compensation Committee reviews each individual’s compensation against available data, the executive’s background and experience, past performance where known, span and scope of the role and other factors as appropriate.

Executive compensation determinations are based on various factors, some of which include (1) the results of the competitive market analysis and peer practices; (2) input from the Compensation Committee’s independent consultant; (3) the Company’s performance; (4) the performance of each NEO and their contribution to our overall results; (5) each NEO’s experience, skill set, span of responsibilities and tenure, and (6) internal equity. The weight of each factor is likely to vary from year to year and from executive to executive.

Peer Group    √

For 2020 compensation decisions, in the third quarter of 2019 the Compensation Committee, management, and Meridian worked together to refine the Company’s peer group of public companies for executive compensation benchmarking. Following consideration of the business performance, the Company’s market capitalization, and other changes occurring at the Company, the Compensation Committee determined that the previous peer group needed to be adjusted to ensure appropriate benchmarking of executive compensation pay levels, pay structure, and policies, in support of Company decision-making.

Maxar has few natural peers due to the Company’s unique mix of business offerings and operations, therefore companies were sought to represent the complexity of the Company and the markets in which Maxar competes for executive talent. The peer screening criteria included the following:

●	Publicly-listed U.S. companies;
●	Generally in the Aerospace & Defense and Information Technology industries; and
●	Corporate revenues generally within a range of 1/3x to 3x Maxar’s corporate revenues, and market cap of $1 billion to $24 billion. The revenue variable was selected as the primary screening criterion, because it is seen as a better overall proxy for organizational size and complexity, for purpose of benchmarking compensation opportunities. Market cap is inherently more volatile, and is more closely correlated with changes in actual realized pay outcomes, but less suitable as the basis for a benchmarking peer group focused on evaluating pay opportunities.

Additional considerations included: (1) key competitors for executive and non-executive talent; (2) investor peers (and peers of those peers); and (3) other qualitative factors about peer candidate degree of business similarity to Maxar.

Some of Maxar’s closest business peers and competitors for talent from the list below exceeded the higher end of the revenue range, but the Compensation Committee determined to include them in the peer group given their similarities to Maxar otherwise.

The final benchmark peer group for 2020 compensation decisions includes companies from a cross-section of industries to help mirror Maxar’s business and operations. At the time of the competitive benchmarking analysis, the median revenue of the peer group was $2.5 billion compared to Maxar’s $2.1 billion revenue (including revenue from the MDA Business which was not classified as discontinued operations at the time of the study). The Compensation Committee viewed this positioning as appropriate while also taking this relative positioning into account when evaluating market data results. Market data results are just one factor among many that influence pay decisions at Maxar.

Given the changes in Maxar’s business size and strategy, as well as ongoing industry consolidation, the Compensation Committee will continue to review the peer group and criteria for alignment with the size and complexity of the Company on a regular basis.

Aerojet Rocketdyne Holdings, Inc.	Booz Allen Hamilton Holding Corporation	CACI International Inc.
CAE Inc.	Cubic Corporation	Curtiss-Wright Corporation(1)
FLIR Systems, Inc.	Fortinet, Inc.	Harris Corporation(2)
Kratos Defense & Security Solutions, Inc.(1)	L3 Technologies, Inc.(2)	Leidos Holdings, Inc.
ManTech International Corporation	Mercury Systems, Inc.	Moog Inc.(1)
OSI Systems, Inc.	Science Applications Int’l Corp.	Teledyne Technologies Incorporated
Trimble Inc.	Viasat, Inc.

(1)	Added to peer group for 2020 compensation decisions.

(2)	L3 Technologies, Inc. and Harris Corporation merged in 2019.

The companies removed from the peer group for 2020 compensation decisions were: Engility Holdings, Inc., IHS Markit Ltd., Nielsen Holdings plc, and Palo Alto Networks, Inc.

In the third quarter of 2020, the Compensation Committee, management, and Meridian reviewed the Company’s peer group of public companies for executive compensation benchmarking for 2021. The peer screening criteria and other considerations taken into account in the review were substantially

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similar to those described above. Following consideration of the business performance, the Company’s market capitalization, and other changes occurring at the Company, the Compensation Committee determined to remove L3Harris Technologies, Inc. and Leidos Holdings, Inc. due to their large market caps compared to the Company, to ensure appropriate benchmarking of executive compensation pay levels, pay structure, and policies, in support of Company decision-making. While the Compensation Committee considered a list of potential new peer companies, the final determination was to retain the existing group minus the two former peer companies.

Executive Compensation Policies, Provisions and Agreements

In addition to regular governance and risk reviews, the Compensation Committee and Company maintain a number of policies and approaches relative to Executive Compensation. These are described as follows:

Stock Ownership Guidelines    √

Position	Requirement
Chief Executive Officer	5x Base Salary
Executive Vice President	3x Base Salary
Other Eligible Executives at the Senior Vice President level	2x Base Salary
Non-Employee Directors	5x Annual Cash Retainer

We maintain stock ownership guidelines that apply to the CEO, other executive officers including the NEOs, and our Non-Employee Directors. The Stock Ownership Guidelines require our directors and officers to hold shares of our common stock at the levels listed above. Shares include shares of common stock: (i) held directly or indirectly (either individually or in a brokerage account) or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a retirement plan, or employee equity purchase or deferred compensation plan; and (iv) shares underlying restricted stock or RSU awards that vest solely based on the passage of time; provided that shares that would need to be withheld for taxes for employees shall be deducted.

Participants have until the later of the fifth anniversary of: (i) the original effective date of the policy of November 1, 2018; or (ii) their date of hire, promotion or appointment, as applicable, to come into compliance with the policy. With recent changes in stock price and newly increased ownership guidelines, the Compensation Committee is monitoring the compliance of NEOs and Board members with the enhanced guidelines. As of the date of this proxy filing, NEOs and Board members with greater than two years of service have met or exceeded their ownership guideline.

Please refer to the section titled “Share Ownership” for a presentation of the equity holdings of our directors and NEOs.

Clawback Policy    √

We maintain a clawback policy. This policy provides that in the event the Company must restate its financial statements due to its material noncompliance with any financial reporting requirement, within three years of the date of the first public filing of such financial statements, the Compensation Committee may direct the Company to seek to recover, any variable cash compensation and any incentive equity awards awarded or paid to the Company’s executive officers. In addition, if the Compensation Committee determines that the amount of any such variable compensation actually paid or awarded to the executive officer would have been lower had it been calculated based on such restated financial statements then the Compensation Committee may cancel or retract any variable compensation that has not yet been paid or settled and/or seek to recover from such executive officer the after-tax portion of the difference between the awarded compensation and the actual compensation that has been paid or settled. This clawback policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this clawback policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws.

Anti-Hedging and Pledging Policy    √

The Company’s Insider Trading Policy prohibits the Company’s directors, officers, employees, consultants and agents from engaging in hedging transactions or pledging the Company’s securities as collateral for a loan.

Employment Agreements and Severance Protections

We have entered into employment and severance agreements with certain of our NEOs, and our equity awards provide for continued or accelerated vesting in certain circumstances in connection with a termination of the award holder’s employment. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

For a description of the employment agreements and severance protections with our NEOs, please see the section “Employment Agreements and Severance Protections” below.

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Benefits and Perquisites    √

The Company offers an elective annual executive medical evaluation, in coordination with our health insurance, as a perquisite to our NEOs. The Company believes that perquisites should not represent a significant portion of compensation to our NEOs.

Share Matching Program

Historically the Company offered a share matching program pursuant to the MacDonald, Dettwiler and Associates Ltd. Share Ownership Plan (the “Matching Program”), whereby senior executives are granted one share of common stock for every three shares held for a consecutive period of three years. Once a participant holds shares equal to 1.5x his or her salary (or 3x his or her salary in the case of our CEO), the Company no longer has an obligation to match shares under the Matching Program. Shares of our common stock are purchased on the open market to satisfy obligations under the Matching Program. Because the NEOs only receive shares under the Matching Program after they have held shares for three years, subject to their continued employment (other than in the event of death or disability), the Matching Program promotes retention of those executives and their alignment with the interests of our stockholders.

In conjunction with our U.S. Domestication, the Board of Directors froze this program effective December 1, 2018. Qualifying purchases up to that date will remain eligible for matching, as long as the executive meets the service and holding period requirements under the plan. No new matching benefits will be provided in respect of Company shares acquired after December 1, 2018.

As of December 31, 2020, 7 current and former senior executives, including Messrs. Jablonsky, Porter, Scott, and Frazier, had grandfathered matching benefits under the Matching Program. This program will sunset in late 2021.

Tax and Accounting Considerations

The financial reporting and income tax consequences of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation paid to our executive officers. The Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation. However, the Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy regarding financial reporting and income tax consequences of our executive compensation programs.

2020 Executive Compensation Program

The compensation of our NEOs is linked to corporate and individual performance as well as the interests of our stockholders. We believe this aligns our executives’ incentives with our objective of enhancing stockholder value over the longer term.

Maxar’s executive compensation program elements and metrics are summarized below:

Component	2020 Metrics and Weighting	Purpose
Base Salary - Cash	N/A	• Fixed compensation for role and responsibilities.
Short-Term Incentive Program (STIP) - Cash	Revenue (20%) Adjusted EBITDA (30%)* Free Cash Flow (30%)* Personal Objectives (20%)

•      Recognize and drive the achievement of annual financial and non-financial objectives aligned with the Company’s Board-approved annual operating plan (AOP).

•      Increase focus on cash generation and retention to de-lever the Company.

•      Hold executives accountable for individual performance.

Long-Term Incentive Program (LTIP) - Equity	Granted 50% by target value in the form of PSUs and 50% by target value in the form of RSUs.

•      Align pay to attainment of longer-term performance goals associated with Maxar’s business strategy.

•      Align compensation with stockholder value creation.

•      Encourage retention of executives with vesting requirements and overlapping performance periods.

•      2020 PSU metrics include relative Total Stockholder Return (TSR) (weighted 50%), and Adjusted Cash Leverage (weighted 50%). The PSU awards are described in more detail below.

*Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are discussed in more detail below under the section entitled “2020 Short-Term Incentive Plan (STIP)”.

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2020 Target Pay Mix    √

The following charts outline the breakdown of 2020 targeted compensation for our NEOs, specifically, base salary, target STIP, and target LTIP values (collectively, “Total Direct Compensation”). Consistent with our objective of pay-for-performance, a substantial portion of Total Direct Compensation is variable in the form of annual incentives and equity awards, with a significant amount of compensation to be earned based on performance-based metrics in the STIP and PSUs.

In 2020, 84% of our CEO’s Target Total Direct Compensation was tied to performance, a 5% increase over 2019, and 77% of Target Total Direct Compensation for our other NEOs on average, was performance-based. Target Direct Compensation includes base salary, target short-term cash incentive, and the target grant date fair value of equity awards.

Base Salary

The table below shows annual base salary levels for our NEOs in 2020 and 2019. In February 2020, following consideration of on-going business changes, the Compensation Committee recommended, and the Board approved, an increase Mr. Jablonsky’s base salary to reflect his high performance and move him closer to market median. Mr. Porter and Mr. Scott also received base salary increases after retaining the same salary level for several years following the Compensation Committee’s consideration of their performance and contributions. While such increases were approved in February 2020, the Company decided to hold on all pay changes as the COVID-19 situation emerged. Merit increases were delayed for all employees for several months; merit increases for non-executive employees were implemented on May 9, 2020 and NEO increases were implemented on June 20, 2020.

	2020	2019
Name	($)	($)
Daniel L. Jablonsky	800,000	700,000
Biggs C. Porter	625,000	600,000
Walter S. Scott	500,000	470,000
Leon Anthony Frazier	450,000	450,000
James C. Lee	435,000	435,000

2020 Short-Term Incentive Plan (STIP)

Maxar’s STIP is designed to motivate executives to achieve specified Board-approved financial performance goals that are established at the beginning of each year and that are aligned with the Company’s strategy and operating plan. Corporate performance goals are measured quantitatively and represented 80% of each NEO’s target bonus opportunity in 2020. Individual personal objectives, as described below, represented 20% of each NEO’s target annual bonus opportunity and are an important factor in aligning expectations for culture, non-financial Company objectives, responsibility and engagement.

For 2020, the individual personal objectives component for each NEO was based upon the NEO’s personal achievement of (a) Leadership, (b) Collaboration, and (c) Talent Development. These individual personal objectives were devoted to reinforcing effective leadership and employee engagement for each NEO, specifically how the NEO supports and drives the Company culture and values, and the NEO’s effectiveness as a leader. Participants who do not demonstrate effectiveness in these areas achieve a reduced amount of the portion of their STIP bonus payment tied to achievement of individual personal objectives. Payout on personal objectives cannot exceed 100% of the target percentage for that STIP component.

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The STIP incorporated the following performance measures and weightings in 2020:

Adjusted EBITDA	Free Cash Flow	Revenue	Personal Objectives
30%	30%	20%	20%

Each NEO’s target annual cash incentive (as expressed as a percentage of base salary) under the STIP for 2020 was: 105% for Mr. Jablonsky, 80% for Mr. Porter, 70% for Mr. Scott, 90% for Mr. Frazier, and 65% for Mr. Lee. Each NEO’s maximum annual cash incentive for 2020 was capped at 200% of the target amount. Mr. Jablonsky’s target cash incentive was increased in February 2020 from 100% to 105%, Mr. Porter’s target cash incentive was increased in February 2020 from 75% to 80% and Mr. Frazier’s target cash incentive was increased in February 2020 from 80% to 90%, in recognition of their high performance and significant contribution to Maxar’s strategic goals.

Performance goals for the 2020 performance measures were discussed with the Compensation Committee in February 2020 in conjunction with a review by the Board of the Company’s 2020 AOP and budget and approved later that month. The approved performance goals included performance targets and weightings to achieve threshold, target and maximum levels for the Company. Performance goals were established for 2020 at a level lower than in 2019, due to the anticipated divestiture of the MDA business.

The table below illustrates the financial performance goals approved by the Compensation Committee for the 2020 STIP, the actual Company performance result for 2020, and the corresponding payout percentage of that component of the incentive opportunity. At the threshold level of performance, which is 90% of the target goal for Revenue and Adjusted EBITDA, and 60% for Free Cash Flow, 25% of the incentive can be earned, and at the maximum level, which is approximately 110% of the goal for Revenue and Adjusted EBITDA and 140% for Free Cash Flow, the maximum possible achievement is 200% of target. Achievement between threshold and target, and target and maximum, is determined based on liner interpolation. The maximum potential achievement for individual personal objectives was 100%.

Management recommended and the Board of Directors approved a reduction to the final funded bonus pool of $1.25M to fund a bonus pool for non-bonus eligible employees, to recognize their performance and contributions in an extraordinary year where the Company performed well despite a challenging environment. This reduction in the bonus pool lowered the final payout to NEOs by approximately 7%.

						Weighted
	Weighting	Threshold	Target	Maximum	Actual (1)	Payout
NEO Performance Metrics	(%)	($)	($)	($)	($)	(%)
Corporate Adjusted EBITDA (2) (in millions)	30	420	466	513	457	26
Corporate Free Cash Flow (3) (in millions)	30	(299)	(214)	(128)	(120)	60
Consolidated Revenue (in millions)	20	1,526	1,696	1,865	1,723	24
Personal Objectives	20	0%	100%	100%	100%	20
Payout (as a % of the corresponding portion)						130%
Payout Adjusted to Fund Non-Bonus Eligible Employees (in millions)						$ 1.25
Final Adjusted Payout (%)						123%

(1)	Actual results adjusted to recognize Free Cash Flow normalization associated with CARES Act payroll deferrals, CapEx slip on WorldView Legion, and early pension payments to the frozen Pension Plan within Space Infrastructure.
(2)	Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA represents EBITDA, net income before interest, taxes, depreciation and amortization expense, adjusted for certain items affecting comparability including restructuring, impairments and gain (loss) on sale of assets.
(3)	Free Cash Flow is defined as GAAP Cash Flow from Operations, adjusted for capital expenditures and other non-operational items by exception, with approval of the Compensation Committee.

Individual payouts under the STIP resulted from quantitative achievement on the measures described in the table above and an assessment of the executive’s performance. The CEO’s individual payout was recommended by the Compensation Committee and determined by the Board of Directors. The individual payouts for the other NEOs were determined by the Board of Directors with input from the CEO. For 2020, our Compensation Committee determined that our executives achieved their individual personal objectives at 100% of target.

The table below details the actual payouts under the STIP for our NEOs for 2020 performance:

		Cash	Percent Achievement
		Incentive	of Target
Name	Title	($)	(%)
Daniel L. Jablonsky	President, Chief Executive Officer	1,033,200	123
Biggs C. Porter	Executive Vice President, Chief Financial Officer	615,000	123
Walter S. Scott	Executive Vice President, Chief Technology Officer	430,500	123
Leon Anthony Frazier	Executive Vice President, Global Field Operations	498,150	123
James C. Lee	Senior Vice President, General Counsel and Corporate Secretary	347,783	123

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Long-Term Incentive Plan (LTIP)

The 2020 annual equity awards were granted in two tranches due to constraints on the share reserve under our equity plan. Effective February 28, 2020, each of our NEOs was issued PSUs and RSUs, with only 75% of the target grant value of the RSUs granted at that time. On May 13, 2020, following stockholder approval of additional shares under the 2019 Incentive Award Plan in May 2020, the remainder of the RSUs were granted to the NEOs, representing the remaining 25% of the target grant value.

The Compensation Committee granted our NEOs PSUs and RSUs based on the aggregate target values outlined in the table below. The Compensation Committee set the aggregate target values based on its consideration of peer and market compensation data and individual performance. The target values were converted into a number of PSUs or RSUs based on the closing price per share of our common stock on the applicable grant date.

		Performance-	Time-Vested	Aggregate Target
		Vested PSUs	RSUs	Value
Name	Title	(#)	(#)	($)
Daniel L. Jablonsky	President, Chief Executive Officer	106,838	124,674	3,250,000
Biggs C. Porter	Executive Vice President, Chief Financial Officer	64,103	74,804	1,950,000
Walter S. Scott	Executive Vice President, Chief Technology Officer	49,310	57,543	1,500,000
Leon Anthony Frazier	Executive Vice President, Global Field Operations	39,448	46,034	1,200,000
James C. Lee	Senior Vice President, General Counsel and Corporate Secretary	24,655	28,772	750,000

2020 RSUs

The RSUs granted to our NEOs in 2020 vest in three substantially equal installments on each of the first three anniversaries of the applicable grant date of February 28, 2020 and May 13, 2020, subject to the NEO’s continued service with the Company through such vesting date.

2020 PSUs

The PSUs granted to our NEOs in 2020 (2020 PSUs) will be earned based on Maxar’s performance against goals for Adjusted Cash Leverage (ACL) and relative Total Shareholder Return (TSR) performance against the companies in the Russell 2000 index over each of two performance periods set forth below, with the first performance period for ACL comprised of two parts:

	Performance Period 1		Performance Period 2
ACL	Part 1	Part 2	January 1, 2022 – December 31, 2022
	January 1, 2020 – December 31, 2020	January 1, 2021 – December 31, 2021
Relative TSR	April 1, 2020 – December 31, 2021		April 1, 2020 – December 31, 2022

ACL is a measure designed to track a reduction in our overall debt position, with sustained improvement over time. The executive team is best positioned to make decisions regarding usage of cash and debt to improve this metric. Relative TSR measures our total shareholder return performance relative to the companies in the Russell 2000 index. Our Compensation Committee determined that comparing to a broader market index was appropriate given changes, consolidations and impacts of COVID on the Aerospace and Defense industries, particularly in the Aerospace industry, as well as our unique and unmatched product mix and few-to-no true performance peers.

Of the total 2020 PSUs awarded to each recipient, 33% and 67% of the PSUs are allocated to the first and second performance periods, respectively. The number of shares of common stock earned in respect of each performance period is determined by multiplying the target number of 2020 PSUs allocated to such performance period by the average of the TSR achievement factor and ACL achievement factor for such performance period. The ACL achievement factor for the first performance period will be determined by averaging the ACL achievement factors for each of part 1 and part 2 in such first performance period. If minimum performance goals are not met for either performance metric, then that portion of the award will not be earned. The TSR achievement factor for each of first performance period and second performance period is determined as follows, with achievement between levels determined using linear interpolation:

TSR Achievement Factor

Performance Level	Relative TSR Percentile for Performance Period 1 and Performance Period 2 (1)	TSR Achievement Factor
Maximum	75th or above	2.0
Target	50th	1.0
Threshold	25th	0.5
Below Threshold	below 25th	0.0

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(1)	TSR is measured as the average of all quarterly TSRs during a performance period, where a quarterly TSR is the total shareholder return calculated based on the average closing price over a 20 trading day period ending on each of the first and last day of a calendar quarter, assuming dividends are reinvested.

As described above, the ACL achievement factor for the first performance period will be determined by averaging the ACL achievement factors for part 1, the calendar year ending December 31, 2020, and part 2, the calendar year ending December 31, 2021. The ACL achievement factor for part 1 of the first performance period was determined to be 1.0 based on the objectives set forth below established for part 1 based on ACL for 2020. The 2020 PSUs contain ACL objectives for part 2 of the first performance period and for the second performance period, with threshold, target and maximum performance levels that result in a corresponding achievement factor between 0.0 and 2.0.

2020 Adjusted Cash Leverage Achievement Factor

Performance Level	Adjusted Cash Leverage for Calendar Year 2020 (Part 1 of First Performance Period) (1)	Adjusted Cash Leverage Achievement Factor (2)
Maximum	5.8 or below	2.0
Target	6.6	1.0
Threshold	7.6	0.5
Below Threshold	above 7.6	0.0

(1)	Adjusted Cash Leverage is calculated as the Company’s gross combined long- and short-term debt divided by the Company’s Adjusted EBITDA. Adjusted EBITDA is the Company’s earnings before interest, taxes, depreciation and amortization, excluding non-cash deferred revenue, impairment losses, inventory valuation adjustments, legal settlements/provisions, restructuring charges and restructuring-related retention arrangements, acquisition/disposition and integration related expenses, foreign exchange gains and losses, unusual gains and losses and stock compensation expenses.

(2)	If the Board determines that the Company has violated its debt covenants at any time during a performance period, the Adjusted Cash Leverage Achievement Factor will equal 0 for such performance period.

A NEO must continue to be employed by or providing services to us through the second anniversary of the grant date to receive any amounts earned in respect of the 2020 PSUs for the first performance period and through the third anniversary of the grant date to receive any amounts earned in respect of the 2020 PSUs for the second performance period. In the event of a change in control, the 2020 PSUs will be earned and vest if (i) the 2020 PSUs are not assumed or substituted or (ii) the PSUs are assumed or substituted and the NEO is terminated without “cause” or for “good reason” (each, as defined in the 2019 Incentive Award Plan) during the one-year period following the change in control. In such case, the 2020 PSUs will be earned and vest based on the greater of actual performance or prorated target performance.

2019 PSUs

The PSUs granted to our NEOs in 2019 (2019 PSUs) had a similar design to the 2020 PSUs, but are earned based on relative TSR against the Russell 2000 and ACL performance over the following three performance periods, with 25%, 25% and 50% allocated to each performance period, respectively:

	Performance Period 1	Performance Period 2	Performance Period 3
ACL	January 1, 2019 – December 31, 2019	January 1, 2020 – December 31, 2020	January 1, 2021 – December 31, 2021
Relative TSR	April 1, 2019 – March 31, 2020	April 1, 2019 – March 31, 2021	April 1, 2019 – March 31, 2022

As under the 2020 PSUs, the number of shares of common stock earned in respect of each performance period is determined by multiplying the target number of 2019 PSUs allocated to such period by the average of the TSR achievement factor and ACL achievement factor for such period. If minimum performance goals are not met for either performance metric, then that portion of the award will not be earned.

The TSR achievement factor for each performance period under the 2019 PSUs is determined as described above for the 2020 PSUs. For the first performance period under the 2019 PSUs, which ended on March 31, 2020, the Company’s relative TSR was at the 99th percentile relative to the index, resulting in a TSR achievement factor for the first performance period of 2.0.

The ACL achievement factors for the first and second performance periods were determined based on the objectives set forth below. The 2019 PSUs contain ACL objectives for the third performance period, with threshold, target and maximum performance levels that result in a corresponding achievement factor between 0.0 and 2.0.

2019 Adjusted Cash Leverage Achievement Factor

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Performance Level	Adjusted Cash Leverage for Performance Period (1)	Adjusted Cash Leverage for Performance Period	Adjusted Cash Leverage Achievement Factor (2)
Maximum	7.0 or below	6.5 or below	2.0
Target	7.8	7.3	1.0
Threshold	10.3	7.5	0.5
Below Threshold	above 10.3	above 7.5	0.0

(1)	Adjusted Cash Leverage is calculated as described above for the 2020 PSUs.

(2)	If the Board determines that the Company has violated its debt covenants at any time during a performance period, the Adjusted Cash Leverage Achievement Factor will equal 0 for such performance period.

The ACL achievement factor for the first performance period (the calendar year ending December 31, 2019) was determined to be 2.0 based on the objectives set forth below established for the first performance period based on ACL for 2019 of January 1 to December 31, 2019. The ACL achievement factor for the second performance period (the calendar year ending December 31, 2020) was determined to be 1.8 based on the objectives set forth below established for the second performance period based on ACL for 2020 of January 1 to December 31, 2020.

As a result of the foregoing results, based on our ACL achievement factor of 2.0 for the first performance period and our TSR achievement factor of 2.0 for the first performance period, the overall achievement factor for the first performance period under the 2019 PSUs was 2.0. Accordingly, on March 31, 2020, our NEOs vested in the number of 2019 PSUs set forth in the table below, with the target number of PSUs eligible to vest following the first performance period settled shares of our stock and the remainder settled in cash based on the fair market value of the shares in accordance with the terms of the PSU agreement. The second TSR performance period ends on March 31, 2021, and the TSR achievement factor and overall achievement factor for the second performance period have not yet been determined.

		Total Target 2019	Overall	Total 2019
	Total	PSUs Eligible to	Achievement	PSUs Vested	Total Shares	Total Cash
	Target	Vest Following First	Factor for First	Following First	Issued	Paid
	2019 PSUs	Performance Period	Performance Period	Performance Period	to NEO	to NEO
Name	(#)	(#)		(#)	(#)	($)
Daniel L. Jablonsky	49,668	49,668	2.0	99,336	49,668	530,454
Biggs C. Porter	45,890	45,890	2.0	91,780	45,890	490,105
Walter S. Scott	37,252	37,252	2.0	74,504	37,252	397,851
Leon Anthony Frazier	29,800	29,800	2.0	59,600	29,800	318,264
James C. Lee	15,520	15,520	2.0	31,040	15,520	165,754

The NEOs must continue their service through the end of each performance period to be eligible to receive any amounts earned in respect of the 2019 PSUs for that performance period. The 2019 PSUs will be settled in shares of our common stock for any performance achieved up to the target level, and to the extent our performance exceeds the target level for a performance period, such portion will be settled in cash (subject to the maximum performance level cap of 200%). The 2019 PSUs are also subject to the same accelerated vesting provisions in the event of a change in control as the 2020 PSUs.

Employment Agreements and Severance Protections

In March 2020, the Company entered into an amended and restated employment agreement with Mr. Jablonsky, and with respect to the other executive officers, entered into an executive change in control and severance agreements, which superseded their prior employment arrangements with us. Maxar believes that reasonable severance payments and benefits provide for stability and focus, by reinforcing and encouraging the continued attention and dedication of our key executive officers to their duties of acting in the best interests of shareholders, by removing the distractions or uncertainty in circumstances which could arise from the occurrence of a change in control.

Daniel Jablonsky. On March 27, 2020, we entered into an amended and restated employment agreement with Mr. Jablonsky, which superseded his prior employment agreement with us. The agreement provides that Mr. Jablonsky’s employment with us is at-will. The agreement provides that Mr. Jablonsky will be eligible for equity awards with grant size and terms determined by our Board of Directors and/or our Compensation Committee.

Pursuant to his amended and restated employment agreement, in the event of a covered termination not in connection with a change in control of the Company, he will be entitled to the following: (i) 24 months of salary continuation; (ii) an amount equal to 2 times his target annual bonus, payable in installments over the 24-month salary continuation period; (iii) a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives; (iv) continued vesting of his outstanding equity awards over the 12-month period following his termination; (v) up to 24 months of continued coverage under our group health plan (or reimbursement for such costs); and (vi) outplacement services at the Company’s cost.

Under the amended and restated employment agreement, if Mr. Jablonsky experiences a covered termination that occurs during the period beginning three months before and ending 12 months after a change in control of Maxar, then he will be entitled to the following: (i) a payment equal to 2.99 times the sum of his then-current base salary plus his target annual bonus for the year of termination, generally payable in a lump sum unless the covered termination occurs before the change in control; (ii) full vesting acceleration of his outstanding equity awards, with any performance conditions calculated based on the higher of actual achievement and prorated target achievement; (iii) up to 36 months of continued coverage under our group health plan (or reimbursement for such costs) and (iv) outplacement services at the Company’s cost.

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Additionally, if Mr. Jablonsky’s employment with us terminates due to his death or disability, he (or his estate) will be entitled to a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives and continued vesting of his outstanding equity awards over the 12-month period following his termination.

Mr. Jablonsky’s (or his estate’s) receipt of any severance benefits under the agreement is subject to Mr. Jablonsky (or his estate) signing a general release of claims in favor of the Company.

Other NEOs. In March 2020, we entered into executive change in control and severance agreements with each of Messrs. Porter, Scott, Frazier, and Lee. These agreements supersede the rights Mr. Porter had under his employment term sheet and Mr. Scott had under a Severance Protection Agreement (SPA). Pursuant to the agreement, in the event the executive’s employment is terminated by the Company other than for “cause” or if he resigns for “good reason” (each, as defined in the applicable agreement) not in connection with a change in control of the Company, he will be entitled to the following: (i) 18 months of base salary, payable in installments; (ii) a lump sum payment equal to 18 months of continued COBRA premiums; and (iii) outplacement services at the Company’s cost.

In the event the executive is terminated by the Company other than for cause or if he resigns for good reason during the period beginning three months before and ending 24 months following a change in control of Maxar (or, in the case of Messrs. Porter and Scott, on or during 24 months following a change in control), then he will be entitled to the following: (i) a payment equal to 2 times the sum of his then-current base salary plus his target annual bonus for the year of termination generally payable in a lump sum; (ii) a lump sum payment equal to 24 months of continued COBRA premiums; (iii) outplacement services at the Company’s cost; and (iv) full vesting acceleration of his outstanding equity awards, with any performance conditions calculated based on the higher of actual achievement and prorated target achievement unless otherwise set forth in the applicable award agreement.

Under Mr. Porter’s agreement, he is eligible to receive continued vesting of his outstanding equity awards granted prior to fiscal year 2022 and extended exercisability of his options and SARs through their expiration dates in the event of (i) a termination without cause, for good reason or due to his death or disability, or (ii) his termination for any reason other than cause after the third anniversary of his employment start date. In addition, under Mr. Scott’s agreement, Mr. Scott is eligible to receive continued vesting of his equity awards upon his retirement, which is defined as a termination by the Company other than for cause after he attained the age of 65.

The executive’s receipt of any severance benefits is subject to the executive signing a general release of claims in favor of the Company.

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Compensation Committee Report

-Employee Directors: Messrs. Zahler (Chair), General Kehler and Mmes. Decyk and Isham, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE and TSX. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

-K for the fiscal year ended December 31, 2019.

COMPENSATION COMMITTEE REPORT

The Compensation Committee currently consists of the following Non-Employee Directors: Messrs. Zahler (Chair), General Kehler, Dr. Wilson and Mmes. Decyk and Isham, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE and TSX. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Compensation Committee ERIC J. ZAHLER, CHAIR ROXANNE J. DECYK JOANNE O. ISHAM C. ROBERT KEHLER HEATHER A. WILSON

Compensation Committee Interlocks and Insider Participation

General Kehler, Mr. Zahler and Mmes. Decyk and Isham each served on the Compensation Committee during fiscal 2020. No member of the Compensation Committee: (i) is or has ever been an officer or employee of the Company; (ii) during the last fiscal year, had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K promulgated by the SEC or (iii) is an executive officer of another entity at which one of our executive officers serves either as a director or on its compensation committee.

58

COMPENSATION TABLES

Summary Compensation Table – 2020

The following Summary Compensation Table sets forth the total compensation earned for the year ended December 31, 2020 for our NEOs:

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position(s)	Year	($)	($)	($) (3)(4)	($) (5)	($)	($)	($) (6)	($)
Daniel L. Jablonsky (1)	2020	750,000	—	3,838,621	—	1,033,200	—	39,888	5,661,709
President, Chief Executive Officer	2019	684,424	—	2,314,981	—	909,300	—	45,319	3,954,024

Biggs C. Porter	2020	612,501	—	2,303,176	—	615,000	—	30,496	3,561,173
Executive Vice President,	2019	600,001	—	2,273,895	—	584,550	—	25,178	3,483,624
Chief Financial Officer	2018	214,616	195,137	1,284,419	389,907	—	—	17,629	2,101,708

Walter S. Scott	2020	485,001	—	1,771,688	—	430,500	—	39,090	2,726,279
Executive Vice President,	2019	470,001	—	1,736,258	—	427,371	—	31,836	2,665,466
Chief Technology Officer

Leon Anthony Frazier	2020	464,405	—	1,417,344	—	498,150	—	40,502	2,420,401
Executive Vice President,	2019	439,424	—	1,388,990	—	467,640	—	33,515	2,329,569
Global Field Operations

James C. Lee (2)	2020	435,000	—	885,857	—	347,783	—	102,313	1,770,953
Senior Vice President,	2019	317,885	75,000	698,688	—	255,440	—	73,147	1,420,160
General Counsel and Corporate Secretary

(1)	Mr. Jablonsky was appointed as Director, President and Chief Executive Officer of the Company, effective January 13, 2019.
(2)	Mr. Lee became our Senior Vice President, General Counsel and Corporate Secretary effective April 1, 2019.
(3)	No stock options were granted to NEOs for the years ended December 31, 2020 and 2019.
(4)	The amounts reported in the "Stock Awards" column of the table above for each fiscal year represent the aggregate grant date fair value of PSUs and RSUs granted in 2020 in accordance with FASB ASC Topic 718. The grant date fair value of PSUs is based on the probable outcome of the Adjusted Cash Leverage goal and the estimated outcome of the relative TSR goal determined under a Monte Carlo simulation method, in each case, as of the grant date, in accordance with FASB ASC Topic 718. The value of the PSUs granted to each NEO as of the applicable grant date assuming the maximum achievement of the Adjusted Cash Leverage goal is as follows: Mr. Jablonsky: $3,026,112; Mr. Porter: $1,815,671; Mr. Scott: $1,396,671; Mr. Frazier: $1,117,337; and Mr. Lee: $698,334. Such values are also based on the estimated outcome of the relative TSR goal determined under a Monte Carlo simulation method, which is not subject to maximum outcome assumptions. For discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance and restricted share units. For discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(5)	The amounts reported in the "Option Awards" column of the table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance and restricted share units. For discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(6)	For information regarding the amounts reported for 2020 in the “All Other Compensation” column of the table above, see the section entitled “2020 All Other Compensation” below.

59

2020 All Other Compensation

The following table presents the amounts reported for 2020 in the “All Other Compensation” column of the 2020 Summary Compensation Table above.

	Prerequisites		Company Contributions
	and Other	Insurance	to Retirement and	Relocation
	Personal Benefits (1)	Premiums (2)	401(k) Plans (3)	Payments (4)	Total
Name	($)	($)	($)	($)	($)
Daniel L. Jablonsky	—	28,488	11,400	—	39,888
Biggs C. Porter	279	18,817	11,400	—	30,496
Walter S. Scott	—	29,115	9,975	—	39,090
Leon Anthony Frazier	—	27,122	13,380	—	40,502
James C. Lee	—	29,205	5,700	67,408	102,313

(1)	Consists of executive physical payment.
(2)	Consists of medical, dental, vision, basic life, and long-term disability premium payments.
(3)	Consists of Company matching contributions to the Company’s 401(k) plan.
(4)	Consists of relocation planning services and temporary housing.

2020 Grants of Plan-Based Awards

The following table sets forth summary information regarding the incentive awards granted to our NEOs during the year ended December 31, 2020. There were no non-equity incentive plan awards or stock options granted to NEOs during the year ended December 31, 2020.

								All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Awards:	Fair Value
		Plan Awards (1)			Plan Awards (2)			Number of	of Stock
								Shares of	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($) (4)
Daniel L. Jablonsky	—	210,000	840,000	1,512,000
	February 28, 2020	—	—	—	53,419	106,838	213,676	—	2,213,609
	February 28, 2020	—	—	—	—	—	—	80,129	1,218,762
	May 13, 2020	—	—	—	—	—	—	44,545	406,250

Biggs C. Porter	—	125,000	500,000	900,000
	February 28, 2020	—	—	—	32,052	64,103	128,206	—	1,328,175
	February 28, 2020	—	—	—	—	—	—	48,077	731,251
	May 13, 2020	—	—	—	—	—	—	26,727	243,750

Walter S. Scott	—	87,500	350,000	630,000
	February 28, 2020	—	—	—	24,655	49,310	98,620	—	1,021,669
	February 28, 2020	—	—	—	—	—	—	36,983	562,511
	May 13, 2020	—	—	—	—	—	—	20,560	187,507

Leon Anthony Frazier	—	101,250	405,000	729,000
	February 28, 2020	—	—	—	19,724	39,448	78,896	—	817,335
	February 28, 2020	—	—	—	—	—	—	29,586	450,003
	May 13, 2020	—	—	—	—	—	—	16,448	150,006

James C. Lee	—	70,688	282,750	508,950
	February 28, 2020	—	—	—	12,328	24,655	49,310	—	510,840
	February 28, 2020	—	—	—	—	—	—	18,492	281,263
	May 13, 2020	—	—	—	—	—	—	10,280	93,754

(1)	Amounts represent threshold, target and maximum payout opportunities under the Company’s 2019 Incentive Award Plan. For additional information see “Compensation Discussion and Analysis – 2020 Executive Compensation Program.”
(2)	Amounts represent threshold, target and maximum payout opportunities under the Company’s 2019 Incentive Award Plan. For additional information see “Compensation Discussion and Analysis – 2020 Executive Compensation Program.”
(3)	The amounts reported in this column represents PSUs and RSUs granted during the year ended December 31, 2020 under the 2019 Incentive Award Plan.
(4)	The amounts reported in this column do not reflect compensation actually received by the NEOs nor do they reflect the actual value that will be recognized by the NEOs. Instead, and as required by applicable SEC rules, the amounts reported in this column reflect the aggregate grant date fair value of the awards granted to the NEOs in 2020, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

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2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2020, including the vesting dates for the portions of these awards that had not vested as of that date. All values are based on the per share closing price of our common stock of $38.59 on December 31, 2020, the last trading day of fiscal year 2020, and, for the amounts reported in the “Equity Incentive Plan Awards” columns, are calculated assuming payout at threshold level of performance.

	Option Awards					Stock Awards

																	Equity
																	Incentive
												Equity					Plan Awards:
												Incentive					Market or
											Market	Plan Awards:					Payout
						Number of					Value of	Number of					Value of
	Number of	Number of				Shares or					Shares or	Unearned					Unearned
	Securities	Securities				Units of					Units of	Shares, Units					Shares, Units
	Underlying	Underlying				Stock					Stock	or Other					or Other
	Unexercised	Unexercised		Option		That		Vesting	Vesting	Vesting	That	Rights That		Vesting	Vesting	Vesting	Rights That
	Options	Options		Exercise	Option	Have Not	Vesting	in	in	in	Have Not	Have Not	Vesting	in	in	in	Have Not
	(#)	(#)		Price	Expiration	Vested	Commencement	2021	2022	2023	Vested	Vested	Commencement	2021	2022	2023	Vested
Name	Exercisable	Unexercisable		($/share)	Date	(#)	Date	(%)	(%)	(%)	($)	(#)	Date	(%)	(%)	(%)	($)
Daniel L. Jablonsky	11,148	3,716	(1)	61.78	December 31, 2027	1,316	February 8, 2021	100.0%	—	—	50,784	149,009	March 31, 2021	33.3%	66.7%	—	5,750,257
						80,129	February 28, 2021	33.0%	33.0%	34.0%	3,092,178	106,838	February 28, 2022	—	33.0%	67.0%	4,122,878
						44,545	May 13, 2021	33.0%	33.0%	34.0%	1,718,992
						78,731	May 14, 2021	49.3%	50.7%	—	3,038,229

Biggs C. Porter	5,153	5,154	(2)	36.44	August 15, 2028	48,077	February 28, 2021	33.0%	33.0%	34.0%	1,855,291	137,679	March 31, 2021	33.3%	66.7%	—	5,313,033
						26,727	May 13, 2021	33.0%	33.0%	34.0%	1,031,395	64,103	February 28, 2022	—	33.0%	67.0%	2,473,735
						76,763	May 14, 2021	49.3%	50.7%	—	2,962,284
						11,545	August 15, 2021	100.0%	—	—	445,522

Walter S. Scott	16,394	5,465	(3)	61.78	December 31, 2027	1,385	February 8, 2021	100.0%	—	—	53,447	111,760	March 31, 2021	33.3%	66.7%	—	4,312,818
						36,983	February 28, 2021	33.0%	33.0%	34.0%	1,427,174	49,310	February 28, 2022	—	33.0%	67.0%	1,902,873
						20,560	May 13, 2021	33.0%	33.0%	34.0%	793,410
						59,048	May 14, 2021	49.3%	50.7%	—	2,278,662

Leon Anthony Frazier	9,071	3,024	(4)	61.78	December 31, 2027	1,108	February 8, 2021	100.0%	—	—	42,758	89,406	March 31, 2021	33.3%	66.7%	—	3,450,178
						29,586	February 28, 2021	33.0%	33.0%	34.0%	1,141,724	39,448	February 28, 2022	—	33.0%	67.0%	1,522,298
						16,448	May 13, 2021	33.0%	33.0%	34.0%	634,728
						47,239	May 14, 2021	49.3%	50.7%	—	1,822,953

James C. Lee	—	—		—	—	18,492	February 28, 2021	33.0%	33.0%	34.0%	713,606	46,560	March 31, 2021	33.3%	66.7%	—	1,796,750
						10,280	May 13, 2021	33.0%	33.0%	34.0%	396,705	24,655	February 28, 2022	—	33.0%	67.0%	951,436
						21,651	May 14, 2021	49.3%	50.7%	—	835,512

(1)	Consists of 3,716 SARs originally granted on December 15, 2017 that will become exercisable on December 15, 2021, subject to continued service.
(2)	Consists of 5,154 SARs originally granted on August 15, 2018 of which 2,577 will become exercisable on August 15, 2021 and 2,577 will become exercisable on August 15, 2022, in each case, subject to continued service.
(3)	Consists of 5,465 SARs originally granted on December 15, 2017 that will become exercisable on December 15, 2021, subject to continued service.
(4)	Consists of 3,024 SARs originally granted on December 15, 2017 that will become exercisable on December 15, 2021, subject to continued service.

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2020 Option Exercises and Stock Vested

The following table sets forth summary information concerning the exercise of stock options and the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2020. None of our NEOs exercised any stock options during the fiscal year ended December 31, 2020.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
	Vesting	on Vesting
Name	(#)	($) (1)
Daniel L. Jablonsky	99,153	1,216,133
Biggs C. Porter	97,479	1,212,948
Walter S. Scott	80,944	1,126,328
Leon Anthony Frazier	62,321	809,685
James C. Lee	26,183	264,600

(1)	The “Value Realized on Vesting” is determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of our common stock on the vesting date (or the immediately preceding trading day, if the vesting date is not a trading day).

2020 Nonqualified Deferred Compensation

Our NEOs did not participate in any nonqualified deferred compensation arrangements in 2020.

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee, we chose “base salary” as our consistently applied compensation measure. We annualized base salary for those regular employees who commenced work during 2020. Using a determination date of October 1, 2020, we started out with approximately 4,287 employees. We then excluded 132 employees from 20 countries (3.08% of the total workforce) under the 5% de minimis exemption, with employee counts as follows: Australia (1), Brazil (5), Canada (4), China (3), Colombia (1), Germany (3), India (5), Isle of Man (1), Italy (2), Japan (3), Luxembourg (1), Mexico (2), Romania (1), Russian Federation (1), Singapore (22), South Africa (1), Spain (3), Sweden (52), United Arab Emirates (1) and United Kingdom (20).

We then applied a valid statistical sampling methodology to the remaining 4,155 employees to estimate the median base salary. We then produced a sample of employees who were paid within a 5% range of that median, and within the 5% range we selected an employee at the middle of that group as our median employee. We determined the median employee’s annual total compensation for 2020 was $118,601, which includes the value of nondiscriminatory health care benefits. Our CEO’s annual total compensation for 2020 was $5,661,710, which also includes the estimated value of nondiscriminatory health care benefits. Our estimate of the ratio of CEO pay to median worker pay is therefore 47.7:1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Payments and Potential Payments upon Termination or Change in Control

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the heading “Employment Agreements and Severance Protections.” In addition, under the terms of our Omnibus Plan and 2019 Plan, outstanding awards will accelerate in the event the successor does not assume or substitute the awards, or, if the successor assumes or substitutes the awards, in the event of a termination without “cause” or resignation for “good reason” (each, as defined in the applicable plan) during the one-year period following the change in control. Under the terms of the PSUs, for the purposes of such acceleration, the PSUs will vest based on the greater of (i) actual performance through the date of the change in control or termination, as applicable, or (ii) prorated target performance.

The table below reflects the estimated payments and benefits to each of the NEOs under the terms of their employment arrangements in effect as of December 31, 2020, assuming that a qualifying triggering event on December 31, 2020, the last business day of fiscal year 2020. The equity award values shown below are based on a per share value of $38.59, the closing trading price of our common stock on December 31, 2020, in the case of SARs, less the applicable exercise price. The actual amounts to be paid out can only be determined at the time of such officer’s separation. The equity award values under “Termination Without Cause or for Good Reason in Connection with a Change in Control” represent full acceleration of such award, which would also be received by the NEOs in the event of a change in control in which such awards were not assumed or substituted by the successor.

62

				Termination	Termination
				Without Cause or	Without Cause or
			Termination	for Good Reason	for Good Reason
			Due to Death	(Regardless of	Connection With
Name	Termination Reason	Retirement	or Disability	Change in Control)	Change in Control
Daniel L. Jablonsky	Severance (1)	—	840,000	2,465,000	4,928,600
	Medical Benefits (2)	—	—	50,005	75,008
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units (4)	—	3,134,859	3,134,859	7,900,183
	Performance Stock Units (5)	—	1,916,688	1,916,688	9,873,136
	Total	—	5,891,547	7,566,552	22,776,927

Biggs C. Porter	Severance (1)	—	—	962,500	2,275,000
	Medical Benefits (2)	—	—	25,172	33,562
	Stock Appreciation Rights (3)	11,081	11,081	11,081	11,081
	Restricted Stock Units (3) (4)	6,294,492	6,294,492	6,294,492	6,294,492
	Performance Stock Units (3) (5)	7,786,767	7,786,767	7,786,767	7,786,767
	Total	14,092,340	14,092,340	15,080,012	16,400,902

Walter S. Scott	Severance (1)	—	—	775,000	1,725,000
	Medical Benefits (2)	—	—	40,972	54,630
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units (4)	4,552,694	—	—	4,552,694
	Performance Stock Units (5)	6,215,691	—	—	6,215,691
	Total	10,768,385	—	815,972	12,548,015

Leon Anthony Frazier	Severance (1)	—	—	700,000	1,735,000
	Medical Benefits (2)	—	—	41,241	54,989
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units (4)	—	—	—	3,642,163
	Performance Stock Units (5)	—	—	—	4,972,476
	Total	—	—	741,241	10,404,628

James C. Lee	Severance (1)	—	—	677,500	1,460,500
	Medical Benefits (2)	—	—	41,241	54,989
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units (4)	—	—	—	1,945,824
	Performance Stock Units (5)	—	—	—	2,748,187
	Total	—	—	718,741	6,209,500

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the heading “Employment Agreements and Severance Protections.”

(1)	Represents base salary, bonus, and outplacement severance as defined under employment agreement.
(2)	Represents subsidy for COBRA benefits comprised of medical, dental, and vision coverage, based upon enrollment at the time of separation.
(3)	Mr. Porter would receive continued vesting of outstanding equity awards upon an involuntary termination not for cause. Following the third anniversary of his employment commencement date, Mr. Porter would receive continued vesting of outstanding equity awards upon any separation of employment not for cause. This clause is not in effect as of December 31, 2020.
(4)	Represents value of RSUs, either with continued vesting following a qualifying termination, or, assuming awards are not assumed or substituted, and vesting is accelerated, following a Change in Control.
(5)	Represents target performance with respect to PSUs, either with continued vesting following a qualifying termination, or, assuming awards are not assumed or substituted, and vesting is accelerated, following a Change in Control.

63

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock as of the close of business on March 15, 2021 by:

●	each of the NEOs in the 2020 Summary Compensation Table in this Proxy Statement;
●	each of our directors;
●	all of our executive officers and directors as a group; and
●	each person known by us to be the beneficial owner of more than 5% of our common stock.

As of March 15, 2021, we had an aggregate of 61,653,241 shares of common stock outstanding. Unless otherwise indicated, the address of each named person is c/o Maxar Technologies Inc., 1300 West 120th Avenue, Westminster, Colorado 80234. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Common Stock

		Shares
	Shares	Vesting		Percentage
	Beneficially	Within	Total Beneficial	of Class
Name	Owned (1)	60 Days (2)	Ownership (3)	Owned
Daniel L. Jablonsky	133,776	103,145	236,921	*
Howell M. Estes III	74,021	—	74,021	*
Nick S. Cyprus (4)	43,045	—	43,045	*
Roxanne J. Decyk	16,101	—	16,101	*
Joanne O. Isham	24,684	—	24,684	*
C. Robert Kehler	22,221	—	22,221	*
Gilman Louie	—	—	—	*
L. Roger Mason, Jr.	30,969	—	30,969	*
Heather A. Wilson	—	—	—	*
Eric J. Zahler	29,134	—	29,134	*
Eddy Zervigon	19,006	—	19,006	*
Biggs C. Porter (5)	84,115	92,517	176,632	*
Walter S. Scott (6)	155,198	73,119	228,317	*
Leon Anthony Frazier	61,436	58,494	119,930	*
James C. Lee	21,091	29,576	50,667	*
Officers and Directors, as a group (17 persons) (7)	772,262	396,916	1,169,178	1.90%

*Less than 1%.

(1)	Shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and/or investment power with respect to all of the shares of our common stock that they beneficially own, subject to applicable community property laws.
(2)	Number of shares subject to RSUs and PSUs vesting within 60 days after March 15, 2021.
(3)	Includes shares beneficially owned and RSUs and PSUs vesting within 60 days after March 15, 2021. Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan owned by Generals Estes and Kehler, Messrs. Cyprus, Mason and Zahler and Ms. Isham.
(4)	Includes 156 shares of common stock owned by Mr. Cyprus’ spouse. Mr. Cyprus disclaims beneficial ownership with regard to these shares.
(5)	Includes 99 shares held by the Biggs Cunningham Porter Trust. Mr. Porter disclaims beneficial ownership with regard to these shares.
(6)	Includes 25,820 shares of common stock registered in the name of Walter S. Scott & Diane R. Scott, Trustees or their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Mr. Scott shares voting and investment power with Diane R. Scott.
(7)	Mr. Robertson and Ms. Pittman are included within these totals.

64

5% Holders of Common Stock

	Total Beneficial	Percentage of
	Ownership	Class Owned
5% Holders	(#)	(%)
The Vanguard Group (1)	5,139,823	8.34%
BlackRock, Inc. (2)	4,991,482	8.10%

(1)	Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 10, 2021. According to the Schedule 13G/A, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment advisor. The Vanguard Group has shared power to vote or direct the vote of 62,365 shares of common stock, sole power to dispose or direct the disposition of 5,032,202 shares of common stock, and shared power to dispose or to direct the disposition of 107,621 shares of common stock as of December 31, 2020. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(2)	Based on information supplied by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on January 29, 2021. According to the Schedule 13G, Blackrock, Inc., a Holding Company organized in the State of Delaware, has sole power to vote or direct the vote of 4,887,882 shares of common stock and sole power to dispose or direct the disposition of 4,991,482 shares of common stock as of December 31, 2020. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto filed with the SEC, we believe that for fiscal 2020, all required reports were filed on a timely basis under Section 16(a).

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EMPLOYEE BENEFIT AND STOCK PLANS

Number of Securities
to be Issued Upon
	Exercise of		Number of
	Outstanding Stock		Securities Remaining
	Settled, Stock	Weighted‑Average	Available for Future
	Appreciation Rights	Exercise Price of	Issuance Under Equity
	and Vesting of	Outstanding Stock	Compensation Plans
	Restricted Share	Settled Stock	(Excluding Securities
	Unit Awards (1)	Appreciation Rights (2)	Reflected in Column 1) (3)
Equity compensation plans approved by stockholders	5,009,871	51.14	6,419,737
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total

Equity compensation plans approved by stockholders:

Plans include the MacDonald, Dettwiler and Associates Ltd. 2016 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2017 Long Term Incentive Plan, the Maxar Technologies Ltd. Employee Stock Option Plan, the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (“Omnibus Plan”), the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”) and the Maxar Technologies Inc. Employee Stock Purchase Plan (“ESPP”). Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

(1)	Includes 922,466 outstanding stock settled SARS, 1,040,680 outstanding PSUs, and 3,046,725 outstanding unvested RSUs.
(2)	The weighted average exercise price does not include RSUs, which do not have an exercise price.
(3)	Includes 2,056,261 shares available for future issuance under the 2019 Plan as of December 31, 2020, and 4,322,938 shares available under the ESPP as of December 31, 2020. Subject to the limits of the 2019 Plan, the securities available for issuance under the 2019 Plan generally may be used for any type of award authorized under the 2019 Plan including stock options, RSUs, PSUs, and stock appreciation rights.

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QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.

Who can attend the Annual Meeting?

All stockholders as of the close of business on March 15, 2021, the record date, are eligible to vote at the Annual Meeting.

How can I attend the Annual Meeting?

Shareholders at the close of business on the record date may attend the annual meeting by visiting www.virtualshareholdermeeting.com/MAXR2021 and logging in with the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials. On the day of our annual meeting, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. If you have any questions about accessing the virtual meeting website for the annual meeting, please contact Broadridge VSM support at 844-976-0738 / International: 303-562-9301. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the annual meeting will be posted on the virtual meeting platform along with an agenda.

How many shares can vote?

Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting. As of the close of business on the record date, of March 15, 2021, 61,653,241 shares of our common stock were outstanding and entitled to vote.

If I hold shares in street name, how can I vote my shares?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the "stockholder of record" of those shares. If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the instructions provided to you by your broker, bank or nominee. If you desire to attend in person and vote shares held in “street name” at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee.

Who will count the vote?

The Chair of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

If you vote by mail, sign your proxy card or voting instruction form, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Company’s Board of Directors on such matters, as follows: “FOR” the election of each of the ten director nominees under Proposal 1, “FOR” approval, on a non-binding advisory basis, of the executive compensation of our NEOs under Proposal 2, “FOR” approval of the Amendment to the Company’s 2019 Incentive Award Plan under Proposal 3, “FOR” approval of the Amendment and Restatement of the Company‘s Amended and Restated Certificate of Incorporation under Proposal 4 and “FOR” ratification of the appointment of KPMG LLP under Proposal 5.

May I revoke my proxy?

You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may change or revoke your proxy by any of the following:

●	notifying our Corporate Secretary in writing at 1300 West 120th Avenue, Westminster, Colorado 80234;
●	signing and returning a later dated proxy card;
●	submitting a new proxy electronically via the Internet or by telephone; or
●	voting in person at the Annual Meeting (please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy).

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares in person at the Annual Meeting, by attending the Annual Meeting and voting in person.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our President and Chief Executive Officer, Howell M. Estes III, our Chair of the Board, and James C. Lee, our SVP, General Counsel and Corporate Secretary, and each of them, to vote in his discretion on those matters.

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Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies. We have engaged Georgeson LLC to assist us in the solicitation of proxies. We expect to pay Georgeson LLC approximately $35,000 for these services, plus expenses.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

The holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date present in person or represented by proxy will constitute a quorum at the Annual Meeting. Because there were 61,653,241 shares of Common Stock outstanding and entitled to vote as of the record date, we will need holders of at least 30,826,621 shares present in person or by proxy at the Annual Meeting to achieve a quorum.

What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes

Proposal 1 – The election of eleven director nominees (Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, Daniel L. Jablonsky, C. Robert Kehler, Gilman Louie, L. Roger Mason. Jr., Heather A. Wilson, Eric J. Zahler and Eddy Zervigon) to the Board of Directors, each for a one-year term expiring at our 2022 Annual Meeting of Stockholders.

	The affirmative vote of a majority of the votes cast with respect to each nominee.	No	Abstentions and Broker Non-Votes will have no effect on the outcome of the vote
Proposal 2 – Approval, on a non-binding advisory basis, of the executive compensation of our named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote
Proposal 3 – Approval of an Amendment to the 2019 Incentive Award Plan.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote
Proposal 4 – Approval of Amendment and Restatement of the Amended and Restated Certificate of Incorporation.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote "against" the proposal, Broker Non-Votes will have no effect on the outcome of the vote
Proposal 5 – Ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2021.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	Yes	Abstentions will have the same effect as a vote “against” the proposal.

If any of the director nominees named in Proposal 1, each of whom, is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her irrevocable resignation to the Chair of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Nominating and Corporate Governance Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will “broker non-votes” and abstentions be treated?

Broker Non-Votes

If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. Proposal 1, Proposal 2, Proposal 3 and Proposal 4 are considered “non-discretionary.” Broker non-votes are counted as present and entitled to vote for purposes of determining whether

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a quorum is present at the Annual Meeting but will not be counted in determining the outcome of any of these proposals. Brokers have discretionary authority to vote on Proposal 5.

Abstentions

A properly executed proxy marked “ABSTAIN” will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal 1, proxies marked “ABSTAIN” with respect to the proposal or a particular director nominee will not be counted as votes cast on the proposal or the election of such director nominee and therefore will not be counted in determining the outcome of the vote. However, for Proposal 2, Proposal 3, Proposal 4 and Proposal 5, since abstentions are treated as shares present and entitled to vote on such proposals, proxies marked “ABSTAIN” on any of these proposals will have the same effect as a vote “AGAINST” such proposal.

2022 Annual Meeting of Stockholders

We anticipate that our 2022 Annual Meeting of Stockholders will be held on or about Wednesday, May 11, 2022. The following are important dates in connection with our 2022 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than November 29, 2021
Nomination of a Candidate Pursuant to our Bylaws	Between October 30, 2021 and November 29, 2021
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between January 12, 2022 and February 11, 2022

Under our Bylaws, only such business shall be conducted after having been properly brought before the meeting, including following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. Business may be properly brought before the meeting by, or at the discretion of, the Board of Directors or by a stockholder entitled to vote at such meeting, who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws). These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year’s Proxy Statement.

How do I obtain a copy of the Annual Report on Form 10-K that Maxar filed with the SEC?

A copy of our most recent Annual Report on Form 10-K has been furnished with the proxy materials and is available for review at www.proxyvote.com. If you desire a paper or email copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1300 West 120th Avenue, Westminster, Colorado 80234, or you may access it on our Financial Reports page on our website under Investors, Financial Reports, Annual Reports at http://investor.maxar.com.

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ADDITIONAL INFORMATION AND OTHER MATTERS

Other Business

Management does not intend to bring any business before the Annual Meeting other than the proposals described in this Proxy Statement. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Delivery of Documents to Security Holders Sharing an Address. The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

You may also contact our proxy solicitor at:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

We file annual, quarterly and special reports, proxy statement and other information with the SEC. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.maxar.com. The information on these websites is not incorporated by reference in this Proxy Statement.

By Authorization of the Board of Directors:

James C. Lee SVP, General Counsel and Corporate Secretary

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SUPPLEMENTAL INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, Corporate Adjusted EBITDA and Corporate Free Cash Flows.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for certain items affecting comparability as specified in the calculation. Certain items affecting comparability include restructuring, impairments, satellite insurance recovery, gain (loss) on sale of assets, CEO severance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments that may result in a different calculation therein.

We also use certain non-GAAP financial measures for short-term incentive plan (STIP) purposes including Corporate Adjusted EBITDA and Corporate Free Cash Flow. We define Corporate Adjusted EBITDA as Adjusted EBITDA with adjustments for certain items affecting comparability including stock-based compensation expense, foreign exchange and other expenses. We define Corporate Free Cash Flow as U.S. GAAP Cash Flow from Operations, adjusted for capital expenditures and other non-operational items by exception, with approval of the Compensation Committee.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

The table below reconciles our net income to Adjusted EBITDA and Corporate Adjusted EBITDA for the year-end December 31, 2020:

Year Ended
December 31,
2020 ($)
($millions)
Net income	303
Income tax benefit	(22)
Interest expense, net	175
Interest income	(3)
Depreciation and amortization	348
EBITDA	801
Income from discontinued operations, net of tax	(349)
Transaction and integration related expense	7
Impairment losses, including inventory	47
Loss on sale of assets	1
Gain on remeasurement of Vricon equity interest	(85)
Adjusted EBITDA	422
Foreign exchange	(5)
Stock-based compensation expense	46
Other	(6)
Corporate Adjusted EBITDA	457

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The table below reconciles cash provided by operating activities from continuing operations to Corporate Free Cash Flow for the year-end December 31, 2020:

Year Ended
December 31,
2020 ($)
Cash provided by operating activities - continuing operations	243
Purchase of property, plant and equipment and development or purchase of software	(308)
Adjustment for capital expenditure timing	(51)
Adjustment for CARES Act deferral	(20)
Adjustment for pension prefunding	16
Corporate Free Cash Flow	(120)

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Appendix A -
Amendment to Maxar Technologies Inc. 2019 Incentive Award Plan

SECOND AMENDMENT TO THE

MAXAR TECHNOLOGIES INC.

2019 INCENTIVE AWARD PLAN

This Second Amendment (this “Second Amendment”) to the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”), is made and adopted by the Board of Directors (“Board”) of Maxar Technologies Inc., a Delaware corporation (“Company”), on February 18, 2021, effective as of the date of the Company’s 2020 annual meeting of stockholders, provided that it is approved by the Company’s stockholders on that date (“Amendment Date”).

RECITALS

WHEREAS, the Company maintains the 2019 Plan; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the 2019 Plan to increase the number of shares reserved under the 2019 Plan.

NOW, THEREFORE, BE IT RESOLVED, that the 2019 Plan is hereby amended as follows, subject to, and effective as of the Amendment Date:

AMENDMENT

1.Section 3.1(a) of the 2019 Plan is hereby amended and restated in its entirety as follows:

“Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued pursuant to Awards under the 2019 Plan is the sum of: (i) 7,075,000 Shares and (ii) any Shares which as of the Effective Date are subject to awards under any Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under any Prior Plan; provided, however, no more than 7,075,000 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.”

2.  This Second Amendment shall be and hereby is incorporated into and forms a part of the 2019 Plan, and except as expressly provided herein, all terms and conditions of the 2019 Plan shall remain in full force and effect.

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Appendix B -
Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MAXAR TECHNOLOGIES INC.

Maxar Technologies Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.The name of the Corporation is Maxar Technologies Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 2018.

2.The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 2018.

3.This Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”) and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL.

4.The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Maxar Technologies Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the DGCL.  The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 1.  Authorized Shares.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred fifty million (250,000,000).  The total number of shares of Common Stock that the Corporation is authorized to issue is two hundred forty million (240,000,000), having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is ten million (10,000,000), having a par value of $0.0001 per share.

Section 2.  Common Stock.

(a)	Voting. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder on all matters put to a vote of the stockholders of the Corporation.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b)      Dividends.  Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with applicable law and to receive other distributions from the Corporation.  Any dividends declared

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by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

(c)    Liquidation.  Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders after payments to creditors shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Section 3.  Preferred Stock.  Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.  Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 1.Authority.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors.  The Board of Directors shall consist of not fewer than three (3) nor more than twenty (20) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office.

Section 3.Term.  Each director shall hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.Removal.  Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, directors may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

Section 5.Vacancies.  Any vacancy on the Board of Directors, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director.

Section 6.Powers.  In addition to the powers and authority herein or by statute expressly conferred upon the Board of Directors, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation, and the Bylaws of the Corporation; provided, however, the amendment or repeal of any provision of the Bylaws, or the adoption of any new bylaw, after the effectiveness of this Second Amended and Restated Certificate of Incorporation, shall not invalidate any prior act of the Board of Directors which would have been valid if such bylaws had not been adopted.

Section 7.Officers.  Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 1.Actions by Consent.  Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Section 2.Special Meetings of Stockholders.  Subject to the rights of holders of any series of Preferred Stock, unless otherwise required by law, special meetings of the stockholders, for any purpose or purposes, may only be called by either (i) the Chair of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors constituting the Board of Directors or (ii) two or more stockholders who, in the aggregate hold at least 10% of the issued and outstanding shares of Common Stock.

Section 3. Meeting Location.  Meetings of stockholders may be held within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation.  The books of the Corporation may be kept within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation.

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Section 4.Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. Director Limitation of Liability.  To the maximum extent permitted by Delaware law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If Delaware law is amended or interpreted after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware law as so amended or interpreted.

Section 2.Right to Indemnification.

(a) Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employment Retirement Income Security Act of 1974 and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

(b) Employees and Agents.  The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 3.Contract Rights.  The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Section 4.Not Exclusive Remedy.  The rights to indemnification and to the advancement of expenses conferred on any indemnitee in this Article VII shall not be exclusive of any other rights that such indemnitee may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, provision of the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 5.Amendment or Repeal.  Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Second Amended and Restated Certificate of Incorporation (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine.  If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

In addition, unless the Corporation consents in writing to the selection of an alternative forum, subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.  Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

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ARTICLE IX

AMENDMENT

From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article IX.

Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, Articles V, VI, VII, VIII and IX.

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power of adopt, amend, alter or repeal the Bylaws of the Corporation as provided therein.  The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Second Amended and Restated Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  The Corporation may in the Bylaws of the Corporation confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

(Signature Page to Follow.)

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IN WITNESS WHEREOF, the Corporation has executed this Second Amended and Restated Certificate of Incorporation on this ____ day of ___________________, 2021.

MAXAR TECHNOLOGIES INC.

By:

Name:James C. Lee
 Title:Senior Vice President,

General Counsel and Corporate Secretary

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MAXAR TECHNOLOGIES INC. 1300 W. 120TH AVE WESTMINSTER, CO 80234 During The Meeting - Go to www.virtualshareholdermeeting.com/MAXR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42185-P54402 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MAXAR TECHNOLOGIES INC. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. For Against Abstain 1. Election of Directors: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Howell M. Estes III 1b. Nick S. Cyprus For Against Abstain 2. To approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers. To approve an Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan. To approve an amendment and restatement of the Maxar Technologies Inc. Amended and Restated Certificate of Incorporation. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. ! ! ! ! ! ! ! ! ! ! ! ! 1c. Roxanne J. Decyk 3. 1d. Joanne O. Isham 4. 1e. Daniel L. Jablonsky 1f. C. Robert Kehler 5. 1g. Gilman Louie 1h. L. Roger Mason, Jr. 1i. Heather A. Wilson 1j. Eric J. Zahler 1k. Eddy Zervigon Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2021 Annual Meeting 2021 Annual Meeting of Maxar Technologies Inc. Stockholders May 12, 2021, 2:00 p.m. MT Online at www.virtualshareholdermeeting.com/MAXR2021 This proxy is solicited by the Board of Directors Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The 2020 Annual Report and 2021 Proxy Statement are available at www.proxyvote.com. D42186-P54402 MAXAR TECHNOLOGIES INC. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2021 The undersigned hereby appoints Howell M. Estes III, Daniel L. Jablonsky or James C. Lee, or each of them, each with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders of Maxar Technologies Inc., to be held virtually via the internet at www.virtualshareholdermeeting.com/MAXR2021, on May 12, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated on this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees to the Board of Directors and FOR items 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)